                             STOCKHOLDERS AGREEMENT




                           DATED AS OF OCTOBER 2, 2000


                                      among



                               BD RECAPITALIZATION
                                  HOLDINGS LLC,



                           PETCO ANIMAL SUPPLIES, INC.



                                       and



                              CERTAIN STOCKHOLDERS
                         OF PETCO ANIMAL SUPPLIES, INC.

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                                                  TABLE OF CONTENTS


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

                                                                                                               Page
ARTICLE I.  BOARD OF DIRECTORS....................................................................................2
                   1.1     Board Composition......................................................................2
                   1.2     Nomination Rights......................................................................2
                   1.3     Election of Nominees...................................................................2
                   1.4     Vacancies..............................................................................3
                   1.5     Removal of Nominees....................................................................3
                   1.6     Committees.............................................................................4
                   1.7     Special Consent........................................................................4
                   1.8     Actions by the Stockholders............................................................6
                   1.9     Compensation...........................................................................7
                   1.10    Executive Employment Agreements........................................................7
                   1.11    Incentive Plans........................................................................7
                   1.12    Actions by Management Stockholders.....................................................8

ARTICLE II.  RESTRICTIONS ON TRANSFER.............................................................................8
                   2.1     General Restrictions on Transfer.......................................................8
                   2.2     Compliance with Securities Laws........................................................9
                   2.3     Agreement to Be Bound..................................................................9
                   2.4     Tag-along for the Management Parties and the Financing Parties.........................9
                           2.4.1    Right to Participate in Sale..................................................9
                           2.4.2    Sale Notice..................................................................11
                           2.4.3    Tag-Along Notice.............................................................11
                           2.4.4    Delivery of Certificates.....................................................12
                           2.4.5    Exempt Transfers.............................................................12
                   2.5     Cooperation...........................................................................13
                   2.6     Improper Transfer.....................................................................13
                   2.7     Involuntary Transfer..................................................................14
                   2.8     First Option/First Offer..............................................................14
                           2.8.1    First Option.................................................................14
                           2.8.2    First Offer..................................................................15
                           2.8.3    No Waiver....................................................................16
                           2.8.4    Exempt Transfers.............................................................16
                   2.9     Call Option...........................................................................17
                   2.10    Stock Subscription Rights.............................................................20
                           2.10.1   Right To Purchase New Securities.............................................20
                           2.10.2   New Securities...............................................................20
                           2.10.3   Required Notices.............................................................21
                           2.10.4   Company's Right To Sell......................................................21


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                           2.10.5   Purchaser's Acquisition of Additional Shares.................................21
                           2.10.6   Assignment...................................................................22
                   2.11    Tax Treatment.........................................................................22

ARTICLE III.  DRAG-ALONG SALES...................................................................................22
                   3.1     Right of Purchaser Parties to Require Sale............................................22
                   3.2     Drag-Along Notice.....................................................................23
                   3.3     Delivery of Certificates..............................................................23
                   3.4     Consideration.........................................................................23
                   3.5     Cooperation...........................................................................23

ARTICLE IV.  REGISTRATION RIGHTS.................................................................................24
                   4.1     Definitions...........................................................................24
                   4.2     Demand Registrations..................................................................26
                           4.2.1    Number of Demand Registrations...............................................26
                           4.2.2    Registration.................................................................28
                           4.2.3    Inclusion of Registrable Shares..............................................29
                           4.2.4    Priority on Demand Registrations.............................................30
                           4.2.5    Compliance...................................................................30
                   4.3     Piggyback Registration................................................................31
                           4.3.1    Right to Include Registrable Shares..........................................31
                           4.3.2    Priority on Piggyback Registrations..........................................31
                   4.5     Registration Statement................................................................35
                   4.6     Registration Procedures...............................................................35
                   4.7     Holdback Agreements...................................................................41
                   4.8     Registration Expenses.................................................................42
                   4.9     Conditions to Holder's Rights.........................................................42
                           4.9.1    Cooperation..................................................................42
                           4.9.2    Undertakings.................................................................43
                           4.9.3    Indemnification..............................................................43
                   4.10    Indemnification.......................................................................43
                           4.10.1   Indemnification by the Company...............................................43
                           4.10.2   Indemnification by Holders of Registrable Shares.............................44
                           4.10.3   Conduct of Indemnification Proceedings.......................................45
                           4.10.4   Contribution.................................................................46
                           4.10.5   Underwriting Agreement to Govern.............................................46
                   4.11    Rule 144..............................................................................47

ARTICLE V.  REPRESENTATIONS AND WARRANTIES.......................................................................47
                   5.1     Representations and Warranties of the Company.........................................47
                           5.1.1    Organization.................................................................47
                           5.1.2    Authority....................................................................47
                           5.1.3    Binding Obligation...........................................................47


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                           5.1.4    No Conflict..................................................................47
                   5.2     Representations and Warranties of the Stockholders....................................48
                           5.2.1    Organization.................................................................48
                           5.2.2    Authority....................................................................48
                           5.2.3    Binding Obligation...........................................................48
                           5.2.4    No Conflict..................................................................48

ARTICLE VI.  TERMINATION OF AGREEMENT............................................................................48
                   6.1     Termination...........................................................................48

ARTICLE VII.  GENERAL............................................................................................48
                   7.1     Financial Reports and Information.....................................................48
                   7.2     Recapitalization, Exchanges, Etc., Affecting the Shares...............................49
                   7.3     Injunctive Relief.....................................................................49
                   7.4     Notices...............................................................................49
                   7.5     Legend................................................................................50
                   7.6     Transferees Bound.....................................................................51
                   7.7     Amendment; Waiver; Representatives....................................................51
                   7.8     Additional Documents; Further Changes.................................................52
                   7.9     No Third-Party Benefits...............................................................52
                   7.10    Successors And Assigns................................................................52
                   7.11    Severability..........................................................................52
                   7.12    Integration...........................................................................52
                   7.13    Governing Law.........................................................................53
                   7.14    Attorneys' Fees.......................................................................53
                   7.15    Headings..............................................................................53
                   7.16    Information For Notices...............................................................53
                   7.17    Counterparts..........................................................................53
                   7.18    Consent to Jurisdiction...............................................................53
                   7.19    No Inconsistent Agreements............................................................54
                   7.20    Approval of Management Services Agreement by Stockholders.............................54
                   7.21    Certain Limitations...................................................................54
                   7.22    Information Regarding Beneficial Ownership............................................54
                   7.23    No Tax Advice.........................................................................54
                   7.24    After Acquired Shares.................................................................55
                   7.25    Notices...............................................................................55

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SCHEDULES AND EXHIBITS

                                                    iii

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                             STOCKHOLDERS AGREEMENT

      THIS STOCKHOLDERS AGREEMENT (the "AGREEMENT") is entered into as of October 2, 2000, by and among PETCO Animal Supplies, Inc., a Delaware corporation (the "COMPANY"), BD Recapitalization Holdings LLC, a Delaware limited liability company (the "PURCHASER"), the individuals named in Schedule I hereto (the "INITIAL MANAGEMENT STOCKHOLDERS") and shall be binding upon and inure to the benefit of any individual or Person (as defined in Section 2.1) owning Shares (as defined herein) which were received in connection with the exercise of any option granted under a compensatory benefit plan (collectively the "EMPLOYEE STOCKHOLDERS") of the Company's, its parents, its subsidiaries or majority-owned subsidiaries of the Company's parents (the Initial Management Stockholders and the Employee Stockholders, collectively, the "MANAGEMENT STOCKHOLDERS" and each individually, a "MANAGEMENT STOCKHOLDER"), and the persons named in Schedule II hereto (collectively the "FINANCING STOCKHOLDERS" and each individually a "FINANCING STOCKHOLDER"). Each of the parties to this Agreement (other than the Company) and any other Person (as defined in Section 2.1) who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "STOCKHOLDER".

                                    RECITALS

      Prior to the execution of this Agreement, the Company and BD Recapitalization Corp., a subsidiary of the Purchaser ("MERGERSUB"), entered into an Agreement and Plan of Merger, dated as of May 17, 2000, as amended (the "MERGER AGREEMENT"), providing for the merger (the "Merger") of MergerSub with and into the Company, with the Company as the surviving corporation.

      Following the consummation of the transactions contemplated by the Merger Agreement, the Purchaser, the Management Stockholders, and the Financing Stockholders will own, in the aggregate, that number of shares of Common Stock, par value $0.001 per share, of the Company (the "COMMON STOCK") set forth opposite their names on Schedule III, the Financing Stockholders will own, in the aggregate, that number of warrants (the "WARRANTS") to purchase that number of shares of Common Stock set forth opposite their names on Schedule III, Purchaser and the Financing Stockholders will own that number of shares of Series A 14% Senior Redeemable Exchangeable Cumulative Preferred Stock of the Company (the "SERIES A PREFERRED STOCK") set forth opposite their names in
Schedule III and that number of shares of Series B 12% Junior Redeemable Cumulative Preferred Stock of the Company (the "SERIES B PREFERRED STOCK" and, together with the Series A Preferred Stock, the "PREFERRED STOCK"). Shares of Common Stock, are collectively referred to as the "COMMON SHARES," shares of Series A Preferred Stock are collectively referred to as the "SERIES A PREFERRED SHARES," shares of Series B Preferred Stock are collectively referred to as the "SERIES B PREFERRED SHARES," Series A Preferred Shares and Series B Preferred Shares are collectively referred to as the "PREFERRED SHARES" and the Common Shares, and the Preferred Shares are collectively (whether issued or acquired hereafter, including all shares of capital stock of the Company issuable upon the


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exercise of warrants, options or other rights to acquire shares of capital stock of the Company, or upon the conversion or exchange of any security) referred to as the "SHARES".

      The Company and each of the Stockholders desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to their Shares (whether issued or acquired hereafter, including all shares of Common Stock issuable upon the exercise of warrants, options or other rights to acquire shares of Common Stock or Preferred Stock, or upon the conversion or exchange of any security).

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                          ARTICLE I. BOARD OF DIRECTORS

      1.1 BOARD COMPOSITION. Commencing as of the effective time of the Merger, and continuing throughout the term of this Agreement, (a) the Board of Directors (the "BOARD") of the Company shall, subject to the second sentence hereof, consist of at least 7 persons and no more than 10 persons; and (b), except as otherwise provided herein, all actions to be taken by the Board will require the affirmative vote of a majority of the members of the Board. The exact number of members of the Board shall be determined by the Board in accordance with the Company's By-Laws, provided that the number shall not be less than 7 nor more than 10 without the affirmative vote of at least one of the Management Stockholder Nominees (as defined below).

      1.2 NOMINATION RIGHTS. Management Stockholders holding a majority of the voting power of all Shares held by the Management Stockholders (the "MAJORITY MANAGEMENT STOCKHOLDERS") will be entitled to nominate 2 persons to serve as directors of the Company (the "MANAGEMENT STOCKHOLDER NOMINEES"). Financing Stockholders holding a majority of the voting power of all Shares held by the Financing Stockholders (the "MAJORITY FINANCING STOCKHOLDERS") will be entitled to nominate one person to serve as a director of the Company (the "FINANCING STOCKHOLDER NOMINEE"). Purchaser will be entitled to nominate at least 4 and no more than 7 persons to serve as directors of the Company (the "PURCHASER NOMINEES" and, together with the Management Stockholder Nominees and the Financing Stockholder Nominees, the "NOMINEES"). The initial Purchaser Nominees are: John Danhakl, John Baumer, Jonathan Coslet, and Richard Boyce. The initial Management Stockholder Nominees are Brian K. Devine and James M. Myers. The initial Financing Stockholder Nominee is Jean-Marc Chapus.

      1.3 ELECTION OF NOMINEES. Each party hereto will use its respective best efforts to cause the Nominees to be elected in any and all elections of directors of the Company held during the term of this Agreement. Without limiting the generality of the foregoing, each Stockholder will vote, consent or cause to be voted for the election of the Nominees, in all elections of

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directors of the Company or written consents in lieu thereof held during the term of this Agreement, all securities entitled to vote or consent in such election that such Person has the power to vote or consent (or in respect of which such Person has the power to direct the vote or consent).

      1.4 VACANCIES. (a) Each Nominee will hold his or her office as a director of the Company for such term as is provided in the Company's organizational documents and applicable law or until his or her death, resignation, incapacity or removal from the Board or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement. If any Nominee ceases to serve as a director of the Company for any reason during his or her term (a "TERMINATING NOMINEE"), a nominee for the vacancy resulting therefrom will be designated by Purchaser, the Majority Management Stockholders or the Majority Financing Stockholders, whichever nominated the Terminating Nominee.

      (b) If any of Purchaser, the Majority Management Stockholders or the Majority Financing Stockholders (each, a "Failing Stockholder") fail at any time to nominate the maximum number of persons for election to the Board that the Purchaser, the Majority Management Stockholders or the Majority Financing Stockholders, as the case may be, is or are entitled to nominate pursuant to this Agreement, then each directorship in respect of which Purchaser, the Majority Management Stockholders or the Majority Financing Stockholders so failed to make a nomination will remain vacant unless such vacancy results in there being fewer than the minimum number of directors required by the Company's certificate of incorporation or bylaws or Delaware law, in which case the nominee to fill such vacancy or vacancies will be nominated by Purchaser (in the case of a failure by the Majority Management Stockholders or a failure by the Majority Financing Stockholders) or the Majority Management Stockholders (in the case of a failure by the Purchaser), in each such case only unless and until the applicable Failing Stockholder shall exercise its rights pursuant to (i) Section
1.5 to remove such director, and (ii) this Section 1.4 to fill such vacancy.

      1.5 REMOVAL OF NOMINEES. If at any time Purchaser or the Majority Management Stockholders or the Majority Financing Stockholders shall notify the Company in writing of its or their desire to have removed from the Board, with or without cause, any Nominee made by such party, each party hereto shall use its best efforts to take or cause to be taken all such action as may be required to remove such Nominee from the Board. Notwithstanding this Section 1.5, if a Board vacancy is filled pursuant to Section 1.4(b) due to the failure of a Failing Stockholder to nominate the maximum number of persons for election to the Board, such Failing Stockholder shall have the right to request the removal such Board member and, in the event of such request, each party hereto shall use its bests efforts to take or cause to be taken all such action as may be required to remove such person from the Board.

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      1.6   COMMITTEES. The Board may designate one or more committees in accordance with the bylaws of the Company; PROVIDED THAT the Stockholders shall cause a majority of the members of any such committee to be Purchaser Nominees and at least one member of any such committee to be a Management Stockholder Nominee and at least one member of any such committee to be a Financing Stockholder Nominee.

      1.7 SPECIAL CONSENT. Prior to the occurrence of the later of (i) a Public Offering Event (as defined below) and (ii) a 50% Sale (as defined below), the Company or each of the Company's subsidiaries shall not, and the Stockholders shall cause the Company and each of the Company's subsidiaries not to, take (or agree to take) any action regarding the following matters without the affirmative vote of a majority of the Purchaser Nominees:

               (a) any merger or consolidation of the Company or its successors or any subsidiary of the Company or its successors;

               (b) any transfer of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole;

               (c) any entry into a line of business other than the business of selling, retailing, producing, distributing, or marketing pet food, pet supplies or other pet-related products or services (whether by merger, stock or asset purchase or otherwise) by the Company or a subsidiary of the Company;

               (d) any acquisition or disposition of assets other than in the ordinary course of business (including the acquisition of any pet supply retailer or all or substantially all of its assets), pursuant to a single transaction or series of related transactions, if the purchase price therefor (including any debt assumed in connection therewith) or fair market value thereof exceeds $5 million;

               (e) any adoption or amendment of an employee, director or similar plan under which capital stock, or rights, options or warrants to acquire capital stock, of the Company or a subsidiary may be issued;

               (f) hire or terminate or make any change to the compensation of any senior management officer (including without limitation the Chairman of the Board, the President, the Chief Executive Officer, any Executive Vice President and any Senior Vice President) or director of the Company or any of its subsidiaries, any adoption of or amendment to any bonus, profit sharing or other employee benefit plan, or enter into or amend any employment agreement, severance agreement or similar agreement or plan;

               (g) any issuance or sale of (x) capital stock of the Company or any of its subsidiaries, (y) rights, options or warrants to acquire capital stock of the Company or any of its subsidiaries, or (z) any securities convertible or exchangeable into capital stock


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      of the Company or any of its subsidiaries, (other than (a) the issuance of capital stock of the Company, (b) rights, options or warrants to acquire capital stock of the Company, under employee stock option or stock purchase plans approved in accordance with the terms of this Agreement, (c) the grant of equity interests to the Company's management in the form of options or rights to purchase stock in an aggregate amount not to exceed 3% of the equity capitalization (on a fully diluted basis) of the Company, (d) any issuance or sale by a subsidiary to the Company or a wholly owned subsidiary of the Company, and (e) the issuance of any shares of Common Stock upon the exercise or conversion of any option, warrant or other convertible security outstanding on the date hereof or issued hereafter in accordance with the terms of this Agreement);

               (h) (i) any incurrence or assumption of indebtedness (except
      (a) for the Financing (as defined in the Merger Agreement), including the initial drawdown of up to $20,000,000 of the Revolving Loans (as defined in the Credit Agreement, dated October 2, 2000, among the Company, the lenders listed on the signature pages thereto, Goldman Sachs Credit Partners, L.P., and Wells Fargo Bank, N.A.), or (b) in the ordinary course of business, consistent with past practices and in any case which would not in the aggregate increase the amount of debt of the Company and its subsidiaries by $1,000,000) or (ii) any assumption, guarantee, endorsement or other action by which the Company or any of its subsidiaries would become liable or responsible (whether directly, contingently or otherwise) for any indebtedness of any other person, except in the ordinary course of business consistent with past practices and which, in the aggregate (including amounts incurred in (h)(i) above, without duplication), do not exceed $1,000,000;

               (i) any declaration or payment of any dividend on, distributions with respect to, or repurchase or redemption of (x) capital stock of the Company or any of its subsidiaries, (y) rights, options or warrants to acquire capital stock of the Company or any of its subsidiaries, or (z) any securities convertible or exchangeable into capital stock of the Company or any of its subsidiaries;

               (j) any amendment of the certificate of incorporation or bylaws or other organizational documents of the Company or any of its subsidiaries, other than the restated certificate of incorporation filed on the date hereof;

               (k) any dissolution of, liquidation of or bankruptcy filing by the Company or any subsidiary;

               (l) any replacement of independent accountants;

               (m) any transaction with any Stockholder, any person, controlling, controlled by, or under common control with any of the Stockholders or the Company (other than the transactions contemplated by the Merger Agreement, including the Financing, as defined therein, and the transactions contemplated by this Agreement); or


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               (n) any increase or reduction in the number of authorized
      members of the Board or any committee of the Board or the creation of or appointment of members to a committee of the Board, or any direct or indirect payment to, or on behalf of, any member of such Board, as compensation for serving thereon or as a member of any committee thereof (other than reimbursement of expenses in accordance with Section 1.9 hereof).

      1.8 ACTIONS BY THE STOCKHOLDERS. Prior to the occurrence of a Public Offering Event (as defined below), the Company shall not, and the Company shall cause each of the Company's subsidiaries not to, take (or agree to take) any action regarding the following matters without the affirmative vote of holders of a majority of the outstanding shares of Common Stock:

               (a) any merger or consolidation of the Company or its successors or any subsidiary of the Company or its successors, other than any merger between the Company and any direct or indirect wholly owned subsidiary, or between direct or indirect wholly owned subsidiaries;

               (b) any transfer of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (but excluding any pledge, hypothecation or encumbrance of such assets to provide security for any BONA FIDE debt approved in accordance with the terms of this Agreement);

               (c) any entry into a line of business other than the business of selling, retailing, producing, distributing, or marketing pet food, pet supplies or other pet-related products or services (whether by merger, stock or asset purchase or otherwise) by the Company or a subsidiary of the Company;

               (d) any acquisition or disposition of assets other than in the ordinary course of business (including the acquisition of any pet supply retailer or all or substantially all of its assets), pursuant to a single transaction or series of related transactions, if the purchase price therefor (including any debt assumed in connection therewith) exceeds $5 million;

               (e) any issuance or sale of capital stock or rights, options or warrants to acquire capital stock of the Company or any subsidiary of the Company (other than the issuance of capital stock of the Company or rights, options or warrants to acquire capital stock of the Company under employee stock option or stock purchase plans approved in accordance with the terms of this Agreement, any issuance or sale by a subsidiary to the Company or a wholly owned subsidiary of the Company, and the issuance of any shares of Common Stock upon the exercise or conversion of any option, warrant or other convertible security outstanding on the date hereof or issued hereafter in accordance with the terms of this Agreement);


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               (f) any declaration or payment of any dividend on,
      distributions with respect to, or repurchase or redemption of capital stock of the Company other than (1) PRO RATA dividends on the Common Stock paid from current earnings, (2) dividends on the Preferred Stock, (3) payments of dividends on or repurchases of shares of wholly owned subsidiaries' capital stock or (4) repurchases of Common Stock held by BONA FIDE, full-time employees of the Company or its subsidiaries in connection with the death, disability or termination of such employees in accordance with the terms of this Agreement or of any employment agreement, employee stock option or stock purchase plan approved in accordance with the term of this Agreement;

               (g) any amendment of the certificate of incorporation or bylaws or other organizational documents of the Company or any subsidiary;

               (h) any dissolution of, liquidation of or bankruptcy filing by the Company or any subsidiary;

               (i) any replacement of independent accountants; or

               (j) any increase or reduction in the number of authorized members of the Board.

      1.9 COMPENSATION. The directors shall not receive any compensation for their services, but shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.

      1.10 EXECUTIVE EMPLOYMENT AGREEMENTS. On or promptly after the date hereof, the Company will enter into employment agreements (the "Employment Agreements") substantially similar to the form of agreement contained in EXHIBIT A hereto with those individuals and with those changes identified in SCHEDULE
1.10. Promptly following the consummation of the Merger, the Company shall hold a special meeting of stockholders to vote on, or seek approval by written consent of, a proposal (the "Benefits Proposal") to approve the Employment Agreements and the benefits payable thereunder, as contemplated by Section 5(l) of the form of employment agreement attached hereto as EXHIBIT A. The Purchaser and the Financing Stockholders hereby agree, with respect to all Common Shares held by the Purchaser or the Financing Stockholders, as applicable, to vote for the Benefits Proposal at such stockholders meeting or any adjournment thereof or, if applicable, to consent to the Benefits Proposal by executing a written consent thereto.

      1.11 INCENTIVE PLANS. On or promptly after the date hereof, the Company will adopt bonus plans and stock option plans, the awards grants, terms and other conditions of which shall be designed to produce bonuses at least as favorable to the participants as the bonus plans and stock option plans of the Company in effect on the date hereof.


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      1.12  ACTIONS BY MANAGEMENT STOCKHOLDERS. Any action to be taken by the
Management Stockholders pursuant to this Article I (other than actions taken by the Management Stockholders at an annual or special meeting of holders of Common Stock) shall be deemed to have been taken by the Management Stockholders at such time as a written notice, signed by the Majority Management Stockholders shall have been delivered in accordance with the notice procedures hereof.

      1.13 ACTIONS BY FINANCING STOCKHOLDERS. Any action to be taken by the Financing Stockholders pursuant to this Article I (other than actions taken by the Financing Stockholders at an annual or special meeting of holders of Common Stock) shall be deemed to have been taken by the Financing Stockholders at such time as a written notice, signed by the Majority Financing Stockholders shall have been delivered in accordance with the notice procedures hereof.

                      ARTICLE II. RESTRICTIONS ON TRANSFER

      2.1 GENERAL RESTRICTIONS ON TRANSFER. Each Stockholder agrees that, except as required in connection with obtaining the Financing (as defined in the Merger Agreement), or any replacement thereof, and excluding any Transfer (as defined below) by any Purchaser Party (as defined below) to any other Purchaser Party or to its equity participants, such Stockholder will not, directly or indirectly, sell, hypothecate, give, bequeath, transfer, assign, pledge or in any other way whatsoever encumber or dispose of (whether for or without consideration, whether voluntarily or involuntarily or by operation of law) (any such event, a "TRANSFER") any Shares now or hereafter at any time owned by such Stockholder (or any interest therein) to another individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity or government or other agency or political subdivision thereof (a "Person") ("TRANSFEREE"), other than in accordance with all applicable provisions of this Agreement. The Company shall not transfer upon its books any Shares to any Person to the extent prohibited by this Agreement and any purported transfer in violation hereof shall be null and void ab initio and of no effect. Each Management Stockholder represents and warrants to the Purchaser, the Financing Stockholders, and the Company that the Shares owned by such Management Stockholder were acquired by such Management Stockholder for investment only and not with a view to any public distribution thereof, and there is not any current plan or intention on the part of such Management Stockholder to offer to sell, exchange or otherwise dispose of the Shares owned by such Management Stockholder in violation of any of the requirements of the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission (as defined in Section 4.1) thereunder, all as the same shall be in effect from time to time (the "SECURITIES ACT"), or any comparable state or foreign securities laws.

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      2.2   COMPLIANCE WITH SECURITIES LAWS. No Stockholder or holder of
Warrants shall Transfer any Shares or Warrants, and the Company shall not transfer on its books any Shares, unless (a) the Transfer is pursuant to an effective registration statement under the Securities Act and is in compliance with any applicable state securities or Blue Sky laws or (b) such Stockholder or holder of Warrants shall have furnished the Company with an opinion of counsel, to the extent reasonably required by the Company, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act; PROVIDED, HOWEVER, that any Transfer by a Stockholder or a holder of Warrants which is a state-sponsored employee benefit plan to a successor trust or fiduciary or pursuant to a statutory reconstitution or which is permitted hereunder pursuant to the provisions of
Section 2.8.4(a) shall be expressly permitted and no opinions of counsel shall be required in connection therewith and PROVIDED, FURTHER, that any Transfer by any Purchaser Party to any other Purchaser Party or to its equity participants shall be expressly permitted and no opinions of counsel shall be required in connection therewith. As used in this Agreement, the term "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this Agreement, the term "CONTROL," (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      2.3 AGREEMENT TO BE BOUND. No Transfer, including, without limitation, by means of an Involuntary Transfer, of Shares by a Stockholder or of Warrants by a Financing Stockholder shall be effective (and the Company shall not transfer on its books any Shares) unless (i) the certificates representing such Shares or Warrants, as the case may be, issued to the Transferee shall bear the legend provided in Section 7.5, if required by such Section 7.5, and
(ii) the Transferee shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth hereunder as if it were the transferor of the relevant Shares or Warrants.

      2.4   TAG-ALONG FOR THE MANAGEMENT PARTIES AND THE FINANCING PARTIES

            2.4.1  RIGHT TO PARTICIPATE IN SALE.

                   (a) Purchaser and its members and affiliates and their limited partners, general partners, principals, stockholders and affiliates, and any of their Transferees, are sometimes referred to in this Agreement, collectively, as the "PURCHASER PARTIES" and, individually, as a "PURCHASER PARTY." The Management Stockholders and their respective spouses, any direct or adopted lineal descendants and ancestors and any trusts solely for the benefit of any or all of the foregoing, and any of their Transferees, are sometimes referred to in this Agreement, collectively, as the "MANAGEMENT
      PARTIES" and, individually, as a "MANAGEMENT PARTY." The Financing Stockholders, and any accounts managed by Trust Company of the West ("TCW"), and any of their Transferees, are sometimes referred to in this Agreement, collectively, as the "FINANCING PARTIES" and, individually, as a "FINANCING PARTY." If all previous transfers for value of Common Shares made by any Purchaser Party participating in a transfer, together with any transfers for value of Common Shares proposed to be made by any Purchaser Party participating in a transfer, in each case other than the exempt transfers described in Section 2.4 would result in the transfer, in the aggregate for all such transactions by such Purchaser Parties since the last Tag-Along Sale
      (as hereinafter defined), if any, of at least five percent (5%) of the outstanding Common Shares, (such sale or other disposition for value being referred to as a "TAG-ALONG SALE"), then such Purchaser Parties shall afford the Management Parties and the Financing Parties (each, individually, a "TAG-ALONG STOCKHOLDER" and, collectively, the "TAG-ALONG STOCKHOLDERS") the opportunity to participate proportionately in such Tag-Along Sale in accordance with this Section 2.4. The number of Common Shares that each Tag-Along Stockholder will be entitled to include in such Tag-Along Sale (the "TAG-ALONG ALLOTMENT") shall be determined by multiplying (i) the number of Common Shares held by such Tag-Along Stockholder as of the close of business on the day immediately prior to the Tag-Along Notice Date (as hereinafter defined) by (ii) a fraction, the numerator of which shall equal the number of Common Shares proposed by the Purchaser Parties to be sold or otherwise disposed of pursuant to the Tag-Along Sale and the denominator of which shall equal the total number of Common Shares that are beneficially owned by the Purchaser Parties as of the close of business on the day immediately prior to the Tag-Along Notice Date (the "COMMON SHARES PURCHASER FRACTION").

                   (b) Notwithstanding any other provision hereof, if any of the Management Parties or the Financing Parties fails to elect to participate in a Tag-Along Sale within five (5) days of written notification of such Tag-Along Sale, Purchaser shall give notice of such failure to the other Tag-Along Stockholders. Such notice shall be made by telephone and confirmed in writing within two (2) days. The other Tag-Along Stockholders shall have three (3) days from the date such written notice was given to agree to sell their pro rata share of any unsold portion. For purposes of this Section 2.4.1, a participating Tag-Along Stockholder's pro rata share of any unsold portion of Common Shares shall be equal to the number of shares obtained by MULTIPLYING (A) the Common Shares Purchaser Fraction TIMES the total number of Common Shares that are held by the Management Parties and the Financing Parties that are not participating in the Tag-Along Sale, if any, BY (B) the number of Common Shares held by such participating Tag-Along Stockholder DIVIDED by the total number of Common Shares held by all Tag-Along Stockholders that are participating in the Tag-Along Sale with respect to Common Shares.

            2.4.2 SALE NOTICE. The relevant Purchaser Parties shall provide each Tag-Along Stockholder and the Company with written notice (the "TAG-ALONG SALE NOTICE") not more than sixty (60) days nor less than fifteen (15) days prior to the proposed date of the Tag-Along Sale (the "TAG-ALONG SALE DATE"). Each Tag-Along Sale Notice shall be accompanied by a copy of any written agreement relating to the Tag-Along Sale and shall set forth: (i) the name and address of each proposed Transferee of Shares in the Tag-Along Sale; (ii) the number of Common Shares proposed to be Transferred by such Purchaser Parties;
(iii) the proposed amount and form of consideration (including any potential adjustments to the consideration paid for such Shares contained in the written agreement relating to the Tag-Along Sale) to be paid for such Shares and the terms and conditions of payment offered by each proposed Transferee; (iv) the aggregate number of Common Shares held of record by the Purchaser Parties proposing to participate in a Tag-Along Sale as of the close of business on the day immediately prior to the date of the Tag-Along Notice (the "TAG-ALONG NOTICE DATE"); (v) the Tag-Along Stockholder's Tag-Along Allotment assuming the Tag-Along Stockholder elected to sell the maximum number of Common Shares; (vi) confirmation that the proposed Transferee has been informed of the "Tag-Along Rights" provided for herein and has agreed to purchase Shares from any Tag-Along Stockholder in accordance with the terms hereof; and (vii) the Tag-Along Sale Date.

            2.4.3 TAG-ALONG NOTICE. Any Tag-Along Stockholder wishing to participate in the Tag-Along Sale shall provide written notice (the "TAG-ALONG NOTICE") to the relevant Purchaser Parties no more than ten (10) days after receipt of the Tag-Along Sale Notice. The Tag-Along Notice shall set forth the number of Shares that such Tag-Along Stockholder elects to include in the Tag-Along Sale, which shall not exceed such Tag-Along Stockholder's applicable Tag-Along Allotment. The Tag-Along Notice given by any Tag-Along Stockholder shall constitute such Tag-Along Stockholder's binding agreement to sell the Shares specified in the Tag-Along Notice on the terms and conditions applicable to the Tag-Along Sale; PROVIDED, HOWEVER, that in the event that there is any material change in the terms and conditions of such Tag-Along Sale applicable to the Tag-Along Stockholder (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the Tag-Along Sale) after such Tag-Along Stockholder gives its Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Tag-Along Stockholder shall have the right to withdraw from participation in the Tag-Along Sale with respect to all of its Shares affected thereby. If the proposed Transferee does not consummate the purchase of all of the Shares requested to be included in the Tag-Along Sale by any Tag-Along Stockholder on the same terms and conditions applicable to the Purchaser Parties, then such Purchaser Parties shall not consummate the Tag-Along Sale of any of its Shares to such Transferee, unless the Shares of such Purchaser Parties and the Tag-Along Stockholders to be sold are reduced or limited PRO RATA in proportion to the respective number of Shares actually sold in any such Tag-Along Sale and all other terms and conditions of the Tag-Along Sale are the same for such Purchaser Parties and the Tag-Along Stockholders. Notwithstanding the foregoing, if the number of Shares proposed to be sold in any proposed Tag-Along Sale are reduced or limited such that the proposed sale is no longer a Tag-Along Sale in accordance with the terms of this Agreement, then the terms of this Agreement shall be inapplicable to such proposed sale and no Management Party or other Stockholder shall have the right hereunder to participate in such proposed transaction as a Tag-Along Stockholder.

            If a Tag-Along Notice from any Tag-Along Stockholder is not received by such Purchaser Parties within the ten (10) day period specified above, such Purchaser Parties shall have the right to consummate the Tag-Along Sale without the participation of such Tag-Along Stockholder, but only on terms and conditions which are no more favorable in any material respect to such Purchaser Parties (and, in any event, at no greater a purchase price) than as stated in the Tag-Along Sale Notice and only if such Tag-Along Sale occurs on a date within ninety (90) days of the Tag-Along Sale Date. If such Tag-Along Sale does not occur within such ninety (90) day period, the Shares that were to be subject to such Tag-Along Sale thereafter shall continue to be subject to all of the restrictions contained in this Section 2.4.

            2.4.4 DELIVERY OF CERTIFICATES. On the Tag-Along Sale Date, each Tag-Along Stockholder shall deliver a certificate or certificates for the Shares to be sold by such Tag-Along Stockholder in connection with the Tag-Along Sale, duly endorsed for transfer with signatures guaranteed, to the Transferee in the manner and at the address indicated in the Tag-Along Notice against delivery of the purchase price for such Shares.

            2.4.5 EXEMPT TRANSFERS. The provisions of this Section 2.4 shall not apply:

                   (a) to any sale or other disposition of Shares by and exclusively among Purchaser Parties;

                   (b) to any sale of Shares to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time, or any other similar regulation hereinafter adopted by the Commission ("RULE 144");

                   (c) to, or from and after, a Public Offering Event (as defined below);

                   (d) to any Transfer occurring by reason of the death of any Stockholder; or

                   (e) to any Involuntary Transfer.

For the purposes of this Agreement, a "PUBLIC OFFERING EVENT" shall mean a firm commitment underwritten public offering of shares of Common Stock of the Company pursuant to a registration statement or registration statements under the Securities Act with aggregate gross proceeds to the Company of at least seventy five million dollars ($75,000,000), and in connection with such offering such Common Stock is listed or admitted to trading on a national securities exchange or on the Nasdaq Stock Market.

      2.5 COOPERATION. (a) The Company will provide reasonable assistance to any Management Party or any Purchaser Party or any Financing Party seeking to sell its Shares in accordance with the terms of the Agreement, PROVIDED, HOWEVER, that the Company shall not be required to provide any confidential information to any prospective purchaser who has not executed a confidentiality agreement in a form reasonably satisfactory to the Company. Except as otherwise provided herein, any reasonable out-of-pocket costs to the Company of providing such assistance shall be paid pro rata by each Stockholder seeking to sell its Shares. The Company will also cooperate with any Management Party or any Purchaser Party or any Financing Party in having all stop transfer instructions or notations and restrictive legends lifted in connection with the sale (other than to an affiliate of the Company) of Shares pursuant to Rule 144; PROVIDED, HOWEVER, that in such a case the selling Stockholder shall be required to provide the Company with the opinion provided for in Section 2.2(b) hereof.

                  (b) Any Management Party seeking to sell its Shares shall enter into an agreement (the "Tag Along Sale Agreement") in connection with a Tag-Along Sale containing substantially similar representations, warranties, indemnities and agreements as made by the Purchaser Party in connection with such Tag-Along Sale, but in no case shall such representations, warranties, indemnities and agreements made by the Management Party or the Financing Party be more restrictive than those made by the Purchaser Party in connection with such Tag-Along Sale.

                  (c) Any Financing Party seeking to sell its Shares in connection with a Tag-Along Sale shall be required to make in the Tag-Along Sale Agreement only a representation and warranty with respect to its own ownership of the Shares to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims; the liability of each Financing Party with respect to any representation and warranty made in connection with a sale of Shares pursuant to this Section 2.5 shall be several and not joint with any other person; such liability shall be limited to the amount of consideration actually received by each such Financing Party in the sale of Shares pursuant to Section 2.4, and no Financing Party shall be required to provide any indemnification or escrow (other than a pro rata share of any escrow provided by all Stockholders and an indemnity limited to such pro rata share) to anyone in connection with the sale of Shares pursuant to
      Section 2.4, other than with respect to the representations and warranties made by such Financing Party in connection with the sale of Stock pursuant to Section 2.4.

      2.6 IMPROPER TRANSFER. Any attempt to Transfer or otherwise encumber any Shares in violation of this Agreement shall be null and void and neither the Company nor any transfer agent of such Shares shall give any effect to such attempted Transfer or encumbrance in its stock records.

      2.7 INVOLUNTARY TRANSFER. In the case of any Transfer of title or beneficial ownership of Shares upon default, foreclosure, forfeit, court order, or otherwise than by a voluntary decision on the part of a Stockholder (an "INVOLUNTARY TRANSFER"), such Stockholder (or his legal representatives) shall promptly (but in no event later than two (2) Business Days (as defined in the Merger Agreement) after such Involuntary Transfer) furnish written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Person to whom such Shares have been transferred, giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

      2.8   FIRST OPTION/FIRST OFFER.

            2.8.1 FIRST OPTION. Except for (i) Tag-Along Sales made in accordance with Section 2.4 or (ii) Drag-Along 100% Sales or Drag-Along 50% Sales made in accordance with Article III or (iii) sales upon exercise of a Call Option pursuant to Section 2.9, no Management Party shall Transfer any Shares except as specifically permitted by this Section 2.8. If at any time any Management Party desires to Transfer all or any part of the Shares held by such Person (a "MANAGEMENT SELLING PARTY") (other than in accordance with
Section 2.8.4) such Management Selling Party shall obtain an irrevocable and unconditional bona fide arm's length written offer (the "BONA FIDE OFFER") for the purchase of such Shares for cash, cash equivalents, or a debt instrument with commercially reasonable terms from a third party unaffiliated with such Management Selling Party (an "OUTSIDE PARTY"), following which the Management Selling Party shall provide written notice (the "SALE NOTICE") to each of (i) Purchaser (together with its assigns, the "PURCHASER BUYER") and (ii) the Company (each of Purchaser Buyer and the Company a "POTENTIAL BUYER") setting forth such desire to Transfer such Shares, which Sale Notice shall be accompanied by a photocopy or other facsimile of the Bona Fide Offer and shall set forth the name and address of the Outside Party and the price and terms of such Bona Fide Offer. Upon the giving of such Sale Notice, each Potential Buyer shall, subject to the priorities set forth below, have the option (which option (the "PURCHASE OPTION"), in the case of Purchaser only, shall be freely assignable at Purchaser's sole discretion) to purchase all or any portion of such Shares specified in the Sale Notice, on the same terms and conditions, including but not limited to the offer price for the Shares as set forth in the Bona Fide Offer. Each Potential Buyer shall have thirty (30) days from receipt of the Sale Notice to provide written notice (the "ACCEPTANCE NOTICE") to such Management Selling Party of its desire to exercise such Purchase Option. If more than one Potential Buyer shall deliver an Acceptance Notice within such thirty (30) day period, the priority as among the Potential Buyers to match the Bona Fide Offer and purchase such Shares shall be, to the extent such Potential Buyers have delivered Acceptance Notices, FIRST, the Purchaser Buyer and, SECOND, the Company.

            If a Potential Buyer or Potential Buyers, as applicable, elects to purchase, all or any portion of the Shares covered by the Bona Fide Offer on the terms and conditions set forth in the Sale Notice, the Potential Buyer(s) entitled to purchase such Shares (the "CHOSEN BUYER(S)") shall be determined in accordance with the priorities set forth, if applicable, above and such Chosen Buyer(s) shall be obligated to purchase, and such Management Selling Party shall be obligated to sell, such Shares at the price and terms specified in the Sale Notice. The closing of the purchase by the Chosen Buyer(s) shall be held on a Business Day within ninety days (90) days after the giving of the relevant Acceptance Notice, at the principal offices of the Chosen Buyer(s), or at such other time and place as may be mutually agreed to by the Chosen Buyer(s) and the Management Selling Party. "Business Day" shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New York.

            If Acceptance Notice(s) are not delivered within the periods specified above by one or more Potential Buyer(s), as applicable, with respect to all of the Shares included in the Sale Notice, the Selling Party shall, upon compliance with the provisions of Section 2.3, have the right to consummate the sale of all (but not less than all) of the Shares covered by the Sale Notice and not included in an Acceptance Notice to the Outside Party but only at the price and upon terms and conditions no less favorable to the Selling Party than those contained in the Sale Notice (PROVIDED that the purchase price must be payable solely in cash, cash equivalents or, to the extent and in accordance with the terms set forth in the Sale Notice, a debt instrument with commercially reasonable terms) and only if such sale occurs on a date within ninety (90) days of the date of the Sale Notice; PROVIDED, HOWEVER, that in the event the Selling Party has not so Transferred all such Shares to the Outside Party within such ninety-day period, then such Shares thereafter shall continue to be subject to all of the restrictions contained in this Agreement.

            2.8.2 FIRST OFFER. Except for (i) Tag-Along Sales made in accordance with Section 2.4, (ii) Drag-Along 100% Sales made in accordance with Article III, or (iii) the ninety (90) day period immediately following the Effective Time (as defined in the Merger Agreement), no Financing Party shall Transfer any Shares except as specifically permitted by this Section
2.8. If at any time any Financing Party desires to Transfer all or any part of the Shares held by such Person (other than in accordance with Section 2.8.4) (a "FINANCING SELLING PARTY"), then such Financing Selling Party shall deliver written notice of its desire to sell such Shares (a "NOTICE OF INTENTION"), accompanied by a copy of a proposal relating to such sale (the "SALE PROPOSAL"), to each of the Purchaser and the Company, setting forth such Financing Selling Party's desire to make such sale, the number and class of Shares proposed to be transferred (the "OFFERED SECURITIES"), the cash price at which such Financing Selling Party proposes to sell the Offered Securities (the "FIRST OFFER PRICE") and other terms applicable thereto.

      Upon receipt of the Notice of Intention, the Purchaser and the Company shall then have the right to purchase at the First Offer Price and on the other terms specified in the Sale Proposal, all, but not less than all (unless the Financing Selling Party shall have consented to the purchase of less than all of such Offered Securities). The rights of the Purchaser and the Company pursuant to this Section 2.8.2 shall be exercisable by the delivery of notice to the Financing Selling Party (the "NOTICE OF EXERCISE"), within thirty (30) calendar days from the date of delivery of the Notice of Intention. If the Financing Selling Party receives more than one Notice of Exercise within such thirty (30) day period, the priority as among the Purchaser and the Company to match the First Offer Price and purchase such Shares shall be, FIRST, the Purchaser and, SECOND, the Company. The Notice of Exercise shall state that the Purchaser or the

Company, as the case may be, is willing to purchase the Offered Securities on the terms specified in the Sale Proposal. A copy of such Notice of Exercise shall also be delivered by the Purchaser or the Company, as the case may be, to each of the Purchaser or the Company, as the case may be. The rights of the Purchaser and the Company pursuant to this Section 2.8.2 shall terminate if unexercised thirty (30) calendar days after the date of delivery of the Notice of Intention.

      In the event that the Purchaser or the Company exercise their rights to purchase all (unless the Financing Selling Party shall have consented to the purchase of less than all) of the Offered Securities in accordance with this
Section 2.8.2, then the Selling Financing Party must sell the Offered Securities to the Purchaser and/or the Company, as the case may be, within thirty (30) calendar days from the date of delivery of the Notice of Exercise received by the Selling Financing Party, on such date as shall be determined by the Financing Selling Party by written notice thereof.

      If all notices required pursuant to this Section 2.8.2 have been duly given and the Purchaser and the Company do not exercise their respective options to purchase the Offered Securities at the First Offer Price, then the Financing Selling Party shall have the right, subject to compliance by the Financing Selling Party with the provisions of Section 2.3 hereof, for a period of ninety
(90) calendar days from the earlier of (i) the expiration of the option period pursuant to this Section 2.8.2 with respect to such Sale Proposal or (ii) the date on which such Financing Selling Party receives notice from the Purchaser or the Company that they will not exercise all of the option granted pursuant to this Section 2.8.2, to sell to any third party all, but not less than all, of the Offered Securities remaining unsold at a price of not less than the First Offer Price and on terms not less favorable to the Financing Selling Party than, the other terms specified in the Sale Proposal.

      Notwithstanding the foregoing, in the event that the Financing Selling Party desires to Transfer Senior Subordinated Notes of the Company due 2010 ("Notes") or Warrants together with the Offered Securities, such Notes and/or Warrants shall constitute "Offered Securities" for purposes of this Section
2.8.2. In such event, neither the Purchaser nor the Company may exercise their respective option to purchase any of the Shares or Warrants constituting Offered Securities unless all of the Notes and Warrants included in the Offered Securities are purchased as well.

            2.8.3 NO WAIVER. Any election in any instance by any Potential Buyer not to exercise its option rights under this Section 2.8 shall not constitute a waiver of such rights with respect to any other proposed Transfer of Shares.

            2.8.4 EXEMPT TRANSFERS. The provisions of this Section 2.8 shall not apply and the Transfer shall be permitted:

                  (a) to any Transfer of Shares by any of the persons listed on
      SCHEDULE I hereto (each, a "MANAGEMENT PERSON") to the spouse of any of them, any direct or adopted lineal descendant or ancestor of either of them or any trust solely for the benefit of any or all of the foregoing, PROVIDED that each of the following conditions shall be satisfied:

                        (i) after giving effect to such Transfer, sole voting power with respect to such Transferred Shares shall be held by the transferor Management Person (unless such Transfer occurs by reason of the death of such Management Person); and

                        (ii) the Transferee of such Transferred Shares shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth in this Agreement as if it were the transferor Management Person;

                  (b) to any distribution of Shares by (i) the Purchaser or any other Purchaser Party or (ii) a Financing Party to its respective equity participants in accordance with the terms of any applicable limited partnership agreement, operating agreement or other governing agreement or instrument;

                  (c) to any Transfer of Shares by any Financing Party to any other Financing Party, any Person who controls, is controlled by or is under common control with TCW; provided, that for the purposes of this
      Section 2.8.4 "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable of a Person, PROVIDED that if the Transferee of such Transferred Shares is not already a party to this Agreement, it shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth in this Agreement as if it were the transferor Financing Party; or

                  (d) to any sale of Shares by a Management Party or Financing Party to the public pursuant to an effective registration statement under the Securities Act.

      2.9 CALL OPTION. The Management Stockholders each agree for themselves and all Management Parties who subsequently acquire or hold Shares that the Company and the Purchaser Buyer will have a call option (the "CALL OPTION") on all Shares held by any Management Stockholder or Management Party, including all Shares issuable upon exercise of any options to acquire Shares from the Company, (the "CALLABLE SECURITIES") upon the termination of such Management Stockholder's employment with the Company for any reason

(each, a "CALL EVENT"); provided, that the Company may provide that the Company and the Purchaser Buyer may exercise the Call Option through the purchase of the Management Stockholder's options to acquire Shares from the Company and, if by the Purchaser Buyer, such option shall be exercisable by the Purchaser Buyer in accordance with its terms for the exercise price thereof. The Call Option will expire as to 20% of the Shares owned, or Shares issuable upon exercise of any option to acquire Shares from the Company owned, by each such Person upon each anniversary of the later of (a) the date hereof or, (b) the date such Management Stockholder first acquires such Shares or was granted such option (each, the "GRANT DATE"), and on each anniversary of such Grant Date through the fifth anniversary of such Grant Date. Upon the occurrence of a Call Event, the Company and the Purchaser Buyer may exercise the Call Option by written notice (an "OPTION NOTICE") delivered to the Management Stockholder (or, if different, the then current holder of the Shares) within 90 days after such Call Event, of its election to purchase and, upon the giving of such notice the Chosen Buyer will be obligated to purchase and the Management Stockholder (or, if different, the then current holder of the Shares) ("SELLER") will be obligated to sell all or any lesser portion indicated in the Option Notice of the Callable Securities owned at the time of the Call Event by the Seller. The consideration for the Callable Securities referred to in the preceding sentence shall be the Management Stockholder's Cost of such Callable Securities, plus 10 per cent for each full calendar year from the applicable Grant Date, provided, however, that in respect of options granted after the date hereof, if the Management Stockholder's cost is zero, the consideration shall be an amount equal to ten (10) percent of the per share exercise price of such option for each full calendar year from the applicable Grant Date. For purposes of determining the Chosen Buyer (which term shall have the same meaning as set forth in Section 2.8.1 in the context of a Call Option), the priority as among the Company and the Purchaser Buyer to purchase the Callable Securities shall be, FIRST, the Purchaser Buyer and, SECOND, the Company.

      In the event the Company or any Purchaser Buyer elects not to participate in the purchase of Callable Securities pursuant to the Call Option, the same procedures as to allocation as are set forth in Section 2.8 in respect of the First Option will govern. The closing for all purchases and sales of Callable Securities pursuant to this Section 2.9 will be at the principal executive offices of the Company on the 60th day after the giving of the Option Notice. The applicable purchase price for the Callable Securities will be paid in cash or by cashier's check. The Seller will cause the Callable Securities to be delivered to the Chosen Buyer at the closing free and clear of all liens, charges or encumbrances of any kind except those which shall continue to apply to such Shares by the terms of this Agreement. Such Seller will take all such actions as the Chosen Buyer reasonably requests to vest in the Chosen Buyer title to the Callable Securities free of any lien, charge or encumbrance incurred by or through the Seller.

      Notwithstanding any other section of this Agreement, in the event a Management Stockholder's employment with the Company is terminated other than through the Stockholder's Retirement from the Company, all of the Stockholder's vested options to acquire Shares from the Company may be exercisable for three months following such termination and the exercise price may be paid at the Stockholder's election (i) by cash or cashiers check, or (ii) by surrender of

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Shares or options to acquire Shares from the Company ("NET ISSUANCE") as determined below. If the Stockholder elects the Net Issuance method, the Company will issue Shares in accordance with the following formula:

            X = Y(A-B)
                ------
                  A

Where:      X =   the number of Shares to be issued to the Stockholder

            Y = the number of Shares requested to be exercised under this Agreement

            A =   the Fair Market Value of one (1) Share

            B =   the Exercise Price

Notwithstanding, any other section of this Agreement, in the event a Management Stockholder's employment with the Company is terminated through the Stockholder's Retirement from the Company, all of the Stockholder's vested options to acquire Shares from the Company may be exercised at any time and from time to time until the expiration of such vested options to acquire Shares from the Company.

      For purposes of this Section 2.9, the following terms have the following meanings:

            "MANAGEMENT STOCKHOLDER'S COST" means (x) in respect of the Common Shares, (1) $22, per share, with respect to Common Shares which are either (A) retained by the holder thereof pursuant to Section 2.2(c) of the Merger Agreement or (B) acquired pursuant to the exercise of Options (as defined in the Merger Agreement) retained by the holder thereof pursuant to Section 2.6(c) of the Merger Agreement, or (2) the consideration paid for such Common Shares, with respect to Common Shares which are otherwise acquired, (y) in respect of options to purchase Common Shares outstanding on the date hereof, the excess of $22.00 over the exercise price thereof, per share, and (z) in respect of options to purchase Common Stock granted after the date hereof, the excess of the Fair Market Value of the Shares subject to such option over the net of the exercise price thereof.

            "FAIR MARKET VALUE" means, as of any date, the value of a share of the Common Stock determined as follows: (i) if the Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices; (ii) if the Common Stock is publicly traded and is then listed on a national securities exchange but is not quoted on the Nasdaq National Market, the last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading; (iii) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported in the Western Edition of THE WALL STREET JOURNAL, for the over-the-counter market; or (iv) if none of the foregoing is applicable, by the Board in good faith.

            "RETIREMENT" means retirement pursuant to the Company's standard retirement policy in effect from time to time but in no event prior to the age of 65, unless otherwise agreed upon by the Stockholder and the Board.

      2.10  STOCK SUBSCRIPTION RIGHTS.

            2.10.1 RIGHT TO PURCHASE NEW SECURITIES. The Company hereby grants to each Stockholder the right to purchase a pro rata portion of all New Securities (as defined in Section 2.10.2) which the Company may, from time to time, propose to sell and issue at the cash price and on the terms on which the Company proposes to sell such New Securities. A Management Stockholder's pro rata share, for purposes of this Section 2.10, shall be equal to a fraction (A) the numerator of which is the number of Common Shares (on fully diluted basis assuming the exercise of all warrants, options or other rights to acquire Common Shares and all Common Shares issuable upon the conversion or exchange of any security) held by such Management Stockholder on the date of the Company's written notice pursuant to Section 2.10.3 below; and (B) the denominator of which is the number of Common Shares outstanding (on fully diluted basis assuming the exercise of all warrants, options or other rights to acquire Common Shares and all Common Shares issuable upon the conversion or exchange of any security) on such date. A Financing Stockholder's pro rata share, for purposes of this Section 2.10, shall be equal to a fraction (A) the numerator of which is the number of Common Shares (on a fully diluted basis assuming the exercise of all warrants, options or other rights to acquire Common Shares and all Common Shares issuable upon the conversion or exchange of any security) held by such Financing Stockholder on the date of the Company's written notice pursuant to Section 2.10.3 below; and (B) the denominator of which is the number of Common Shares (on fully diluted basis assuming the exercise of all warrants, options or other rights to acquire Common Shares and all Common Shares issuable upon the conversion or exchange of any security) outstanding. Purchaser's pro rata share, for purposes of this
Section 2.10, shall be equal to a fraction (A) the numerator of which is the number of Common Shares (on fully diluted basis assuming the exercise of all warrants, options or other rights to acquire Common Shares and all Common Shares issuable upon the conversion or exchange of any security) held by such Purchaser Stockholder on the date of the Company's written notice pursuant to
Section 2.10.3 below; and (B) the denominator of which is the number of Common Shares outstanding (on a fully diluted basis assuming exercise of all outstanding options and warrants to acquire Common Shares on such a date). The right to purchase New Securities shall be subject to the following additional provisions of this Section 2.10.

            2.10.2 NEW SECURITIES. "NEW SECURITIES" shall mean any Common Stock of the Company whether now authorized or not, and rights, options or warrants to purchase Common Stock, and securities of any type whatsoever that are, or may by their terms become, convertible into or exchangeable for Common Stock which are sold by the Company for cash or indebtedness; PROVIDED, HOWEVER, that the term New Securities shall not include (i) securities issued in a Public Offering Event; (ii) Common Stock (including options to purchase Common Stock), issued to employees, consultants or directors of the Company pursuant to plans or agreements approved by the Board or any committee thereof, (iii) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company of any of its capital stock; or (iv) securities issued pursuant to the exercise of warrants, rights, options or other securities issued in connection with financing transactions to which the Company and an unaffiliated third party may be a party and which are approved by the Board and issuances of Common Stock pursuant thereto, including, without limitation, Common Stock issuable pursuant to the exercise of warrants, rights, options or other securities issued in connection with obtaining the Financing (as defined in the Merger Agreement).

            2.10.3 REQUIRED NOTICES. In the event the Company proposes to undertake an issuance of New Securities it shall give each Stockholder written notice, pursuant to the provisions of Section 7.4 hereof, of its intention, describing the type of New Securities, the cash price, the number of shares and the general terms upon which the Company proposes to issue the same. Each Stockholder shall have 30 days from the date of receipt of any such notice to agree to purchase any or all of such Stockholder's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

            2.10.4 COMPANY'S RIGHT TO SELL. In the event the existing Stockholders fail to exercise the right of first refusal as to the New Securities offered within said thirty (30) day period, the Company shall have 60 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 120 days from the date of said agreement) to sell all such New Securities respecting which the right to purchase provided in Section 2.10.1 was not exercised, at a price and upon the general terms not more favorable in any material respect to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold within said 60 day period or entered into any agreement to sell all such New Securities within said 60 day period (or sold and issued all such New Securities in accordance with the foregoing within 120 days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Stockholders in the manner provided above.

            2.10.5 PURCHASER'S ACQUISITION OF ADDITIONAL SHARES. The Purchaser agrees with the Management Stockholders that if the Purchaser or any of its affiliates makes any future equity investments in the Company in connection with any acquisition of another corporation or entity by the Company by merger or otherwise (an "ACQUISITION INVESTMENT"), the Purchaser shall (i) with respect to the first $50 million, in the aggregate, so invested acquire Common Stock (which shares of Common Stock are New Securities as specified in Section
2.10.2 hereof, notwithstanding the proviso thereto) and preferred stock (with terms substantially similar to the Preferred Stock purchased by the Purchaser in connection with the Merger) in the same proportion as was acquired by the Purchaser in connection with the Merger, and
(ii) with respect to any Acquisition Investments made by the Purchaser in excess of the first $50 million, in the aggregate, of Acquisition Investments, the Purchaser shall use reasonable efforts to ensure that any such Acquisition Investment is made in a manner that provides the Management Stockholders the opportunity to maintain their relative Common Stock ownership on similar terms (but in any event on terms less favorable to the Management Stockholders than those set forth in clause (i) hereof). For illustrative purposes, an example of the Purchaser's agreement in connection with Acquisition Investments is set forth on EXHIBIT B attached hereto. The terms of this Section 2.10.5 shall be for solely for the benefit, or enforceable by, the Management Stockholders. The terms of this Section 2.10.5 may be waived by the Majority Management Stockholders.

            2.10.6 ASSIGNMENT. The rights provided in this Section 2.10 are not assignable, except that, notwithstanding any other provision of this Agreement such rights are assignable by (x) a Management Stockholder to a Management Party, (y) a Financing Stockholder to another Financing Party, or
(z) the Purchaser to a Purchaser Party, in accordance with the restrictions contained in this Agreement.

      2.11 TAX TREATMENT. The attachment of restrictions to the Shares held by the Management Stockholders and the subsequent lapse of those restrictions (the "EXCHANGE RESTRICTIONS") is not intended to constitute a transfer of property in connection with the performance of services by the Management Stockholders within the meaning of section 83 of the Code. Accordingly, the Company will not report compensation to the Management Stockholders at any time with respect to the Exchange Restrictions unless required to by applicable law.



                         ARTICLE III. DRAG-ALONG SALES.

      3.1 RIGHT OF PURCHASER PARTIES TO REQUIRE SALE. Notwithstanding any other provision of this Agreement, if some or all Purchaser Parties (the "DRAG-ALONG SELLERS") receive an offer in writing from a third Person or third Persons who are not affiliates of any of the Drag-Along Sellers (a "THIRD PARTY") (x) to purchase all or substantially all of the Shares then owned by the Purchaser Parties (a "DRAG-ALONG 100% SALE"), or (y) to purchase 50% or more in the aggregate of the outstanding Common Shares or Preferred Shares of any class or series, in each case, in one or more related transactions (a "DRAG-ALONG 50% SALE"), or (z) to effect a business combination of the Company with such Third Party or the purchase or other acquisition of all or substantially all of the assets of the Company by such Third Party (an "ACQUISITION PROPOSAL"), and the Purchaser Parties desire to accept or cause the Company to accept such Acquisition Proposal, then, in any such case, upon the demand of a majority of the Drag-Along Sellers, each of the other Stockholders (a "REQUIRED SELLER") shall be required to sell to such Third Party the number of Shares specified in the applicable Drag-Along Notice (as defined below), at the same price and on the same purchase terms and conditions as the Drag-Along Sellers have agreed to with such

Third Party, including, subject to Section 3.5, no greater indemnification liability on a pro rata basis than the Drag-Along Sellers have agreed to with such Third Party, or, as the case may be, vote all of the Common Shares beneficially owned by such Stockholder in favor of such Acquisition Proposal and take all other necessary or desirable actions within their control (including, without limitation, by attending meetings in person or by proxy for the purpose of obtaining a quorum and executing of written consents in lieu of meetings), to cause the approval of such Acquisition Proposal (provided, however, that in the case of a Drag-Along 50% Sale, Stockholder shall not include a Financing Stockholder).

      3.2 DRAG-ALONG NOTICE. Prior to making any Drag-Along Sale, the Drag-Along Sellers shall promptly provide each Required Seller with written notice (the "DRAG-ALONG NOTICE") not more than thirty (30) or less than fifteen (15) days prior to the proposed date of the Drag-Along Sale (the "DRAG-ALONG SALE DATE"). The Drag-Along Notice shall set forth: (i) the name and address of the Third Party; (ii) the name and address of each member of the Drag-Along Sellers; (iii) the proposed amount and form of consideration to be paid per Share and the terms and conditions of payment offered by the Third Party; (iv) the number of Shares held of record as of the close of business on the date of the Drag-Along Sale Notice (the "DRAG-ALONG NOTICE DATE") by the Required Seller to whom the notice is sent (and in the case of a Drag-Along 100% Sale such total number of Shares held by the Required Seller shall be the number of Shares required to be sold by such Required Seller); (v) the aggregate number of Shares held of record as of the Drag-Along Notice Date by the Drag-Along Sellers; (vi) in the case of a Drag-Along 50% Sale, the pro rata number of Shares to be sold by such Required Seller, which shall be in proportion to the portion of the relevant class or series of securities being sold by the Drag-Along Sellers, (vii) the Drag-Along Sale Date; and (viii) confirmation that the proposed Third Party has agreed to purchase the Required Sellers' Shares in accordance with the terms hereof.

      3.3 DELIVERY OF CERTIFICATES. On the date that is at least one Business Day (as defined in the Merger Agreement) before the Drag-Along Sale Date, each Required Seller shall deliver a certificate or certificates for all of its Shares duly endorsed for transfer with signatures guaranteed, free and clear of any lien, claim, encumbrance, charge or security interest of any kind to such Third Party in the manner and at the address indicated in the Drag-Along Notice against delivery of the purchase price for such Required Seller's Shares.

      3.4 CONSIDERATION. The provisions of this Article 3 shall apply regardless of the form of consideration received in the Drag-Along Sale.

      3.5 COOPERATION. The Required Sellers shall cooperate in good faith with the Drag-Along Sellers in connection with the consummation of the Drag-Along Sale, which cooperation shall include, without limitation, with respect to all Required Sellers other than Required Sellers that are Financing Parties, by executing a document containing substantially similar representations, warranties, indemnities and agreements as requested by the Drag-Along Sellers in connection with the Drag Along Sale, but in no case shall such representations, warranties, indemnities and agreements made by the Required Sellers be more restrictive than those made by the Drag-Along Sellers in connection with such Drag-Along Sale. With respect to Required Sellers that are Financing Parties, such document shall contain only a representation and warranty with respect to each such Financing Party's own ownership of the Shares to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims; the liability of each Financing Party with respect to any representation and warranty made in connection with a sale of Shares pursuant to this Article III shall be several and not joint with any other person; such liability shall be limited to the amount of proceeds actually received by each such Financing Party in the sale of Shares pursuant to Article III, and no Financing Party shall be required to provide any indemnification or escrow (other than a pro rata shares of any escrow provided by all Stockholders) to anyone in connection with the sale of Shares pursuant to this Article III; provided, however, that a Financing Party shall not be obligated to participate in a sale of Shares pursuant to this Article III unless such Financing Party would not by virtue of such participation be in violation of the registration or qualification requirements of federal or applicable state securities laws, or, if such Financing Party is not provided with an opinion of counsel to the Company to such effect, the Company shall indemnify the Financing Party for any violation.


                        ARTICLE IV. REGISTRATION RIGHTS.

      4.1   DEFINITIONS.

            "CLOSING" means the closing under the Merger Agreement.

            "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            "DEMAND REGISTRATION" means the registration under the Securities Act (including, but not limited to, a shelf registration under Rule 415 promulgated under the Securities Act) by the Company of all or part of the Registrable Shares of the Management Holders, the Financing Holders or the Purchaser Holders, as applicable, pursuant to a Demand received by the Company.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder.

            "FINANCING HOLDER" means a Holder of Registrable Financing Shares, including a Transferee of Registrable Financing Shares if (i) the Transfer to such Transferee is not prohibited by this Agreement, and (ii) the Shares Transferred to such transferee continue to be Registrable Shares.

            "HOLDER" means a Holder of Registrable Shares. A Person is deemed to be a Holder of Registrable Shares whenever such Person owns Registrable Shares; PROVIDED, HOWEVER, that unless the Company is otherwise notified by the Holder of Registrable Shares, the

Holder of Registrable Shares shall be deemed to be that Person set forth on the books and records of the Company or the registrar for such Registrable Shares.

            "MANAGEMENT HOLDER" means a Holder of Registrable Common Management Shares, including a Transferee of Registrable Common Management Shares if (i) the Transfer to such Transferee is not prohibited by this Agreement, and (ii) the Shares Transferred to such Transferee continue to be Registrable Shares.

            "PURCHASER HOLDER" means a Holder of Registrable Purchaser Shares, including a Transferee of Registrable Purchaser Shares if (i) the Transfer to such Transferee is not prohibited by this Agreement, and (ii) the Shares Transferred to such transferee continue to be Registrable Shares.

            "REGISTRABLE COMMON FINANCING SHARES" means the shares of Common Stock owned by the Financing Parties immediately following the Closing or subsequently acquired by any Financing Party (and any securities issued or issuable with respect to such Common Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise);

            "REGISTRABLE COMMON MANAGEMENT SHARES" means the shares of Common Stock owned by the Management Parties immediately following the Closing or subsequently acquired by any Management Party (and any securities issued or issuable with respect to such Common Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise).

            "REGISTRABLE COMMON PURCHASER SHARES" means the shares of Common Stock or subsequently acquired by any Purchaser Party (and any securities issued or issuable with respect to such Common Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise).

            "REGISTRABLE COMMON SHARES" means the Registrable Common Financing Shares, the Registrable Common Management Shares, and the Registrable Common Purchaser Shares.

            "REGISTRABLE FINANCING SHARES" means the Registrable Common Financing Shares and the Registrable Preferred Financing Shares.

            "REGISTRABLE PREFERRED FINANCING SHARES" means the shares of Series A Preferred Stock and/or Series B Preferred Stock owned by the Financing Parties immediately following the Closing or subsequently acquired by any Financing Party (and any securities issued or issuable with respect to such Series A Preferred Stock and/or Series B Preferred Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise; including but not limited to any exchange debentures issued in exchange for shares of Series A Preferred Stock).

            "REGISTRABLE PREFERRED PURCHASER SHARES" means the shares of Series A Preferred Stock and/or Series B Preferred Stock owned by the Purchaser immediately following the Closing to Purchaser or subsequently acquired by any Purchaser Party (and any securities issued or with respect to such Series A Preferred Stock and/or Series B Preferred Stock by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization or otherwise; including but not limited to any exchange debentures issued in exchange for shares of Series A Preferred Stock).

            "REGISTRABLE PREFERRED SHARES" means the Registrable Preferred Financing Shares and the Registrable Preferred Purchaser Shares.

            "REGISTRABLE PURCHASER SHARES" means the Registrable Common Purchaser Shares and the Registrable Purchaser Preferred Shares.

            "REGISTRABLE SHARES" means the Registrable Financing Shares, the Registrable Common Management Shares and the Registrable Purchaser Shares; PROVIDED, HOWEVER, that any such Shares will cease to be Registrable Shares, as the case may be, when (i) a registration statement covering such Shares has been declared effective and such Shares have been disposed of pursuant to such effective registration statement, or (ii) such Shares are distributed to the public pursuant to Rule 144.

            "SELLING HOLDER" means, with respect to any registration statement, any Holder whose Registrable Shares are included therein.

      4.2   DEMAND REGISTRATIONS.

            4.2.1 NUMBER OF DEMAND REGISTRATIONS.

                  (a)   PURCHASER HOLDERS' DEMAND RIGHTS.

                        (i) Purchaser Holders shall be entitled to make written request (any such written request pursuant to this Section 4.2 by Purchaser Holders, Management Holders or Financing Holders, a "DEMAND") of the Company to register (any such Demand by Purchaser Holders, Management Holders or Financing Holders to register Registrable Common Shares pursuant to this Section 4.2, a "COMMON DEMAND REGISTRATION") all or part of their Registrable Common Purchaser Shares under the Securities Act (including, but not limited to, a shelf registration under Rule 415 promulgated under the Securities Act); PROVIDED, HOWEVER, that not more than an aggregate of four (4) Demand Registrations with respect to the Registrable Common Purchaser Shares may be made pursuant to the rights granted by this Section 4.2.1(a)(i).

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

                        (ii) Purchaser Holders shall be entitled to Demand the Company to register (any such Demand by the Purchaser Holders to register Registrable Preferred Shares pursuant to this Section 4.2, a "PREFERRED DEMAND REGISTRATION") all or part of their Registrable Preferred Purchaser Shares under the Securities Act (including, but not limited to, a shelf registration under Rule 415 promulgated under the Securities Act); PROVIDED, HOWEVER, that not more than an aggregate of four (4) Preferred Demand Registrations with respect to the Registrable Preferred Purchaser Shares may be made pursuant to the rights granted by this Section 4.2.1(a)(ii).

                  (b)   MANAGEMENT HOLDERS' DEMAND RIGHTS.

                  (i) Commencing on the date that is six (6) months after the later of (i) a Public Offering Event and (ii) the sale (a "25% SALE") by Purchaser, any Purchaser Party and the equity participants of any Purchaser Party, in the aggregate when combined with all such sales (excluding any Transfer by any Purchaser Party to any other Purchaser Party or to its equity participants) by all such parties, of Shares equal to twenty-five percent (25%) or more of the Shares owned by Purchaser immediately following the Effective Time (as defined in the Merger Agreement), the Majority Management Stockholders on the date thereof shall be entitled to Demand of the Company one Common Demand Registration.

                  (ii) Commencing on the date that is six (6) months after the later of (i) a Public Offering Event and (ii) the sale (a "50% SALE") by Purchaser, any Purchaser Party and the equity participants of any Purchaser Party, in the aggregate when combined with all such sales (excluding any Transfer by any Purchaser Party to any other Purchaser Party or to its equity participants) by all such parties, of Shares equal to fifty percent (50%) or more of the Shares owned by Purchaser immediately following the Effective Time (as defined in the Merger Agreement), the Majority Management Stockholders on the date thereof shall be entitled to Demand of the Company (i) one Common Demand Registration, or (ii) if the Majority Management Stockholders have not made a Common Demand Registration pursuant to Section 4.2.1(b)(i), two Common Demand Registrations.

                  (c) FINANCING HOLDERS' DEMAND RIGHTS. Commencing on the earlier of (i) the date that is six (6) months after a Public Offering Event, and (ii) the fifth anniversary of the date of this Agreement, Financing Holders, acting collectively as a group, holding an aggregate number of Registrable Financing Shares at least equal to or greater than fifty percent (50%) of the number of Registrable Financing Shares outstanding on the date of their Demand shall be entitled to make a Demand of the Company to consummate a Demand Registration of all or part of the Registrable Financing Shares; PROVIDED, HOWEVER, that not more than one
      (1) Demand Registration with respect to the Registrable Financing Shares may be made pursuant to the rights granted by this Section 4.2.1(c).

                  (d) SELECTION OF UNDERWRITER. Any Demand Registration hereunder shall be on any appropriate form under the Securities Act permitting registration of such Registrable Shares for resale by the Selling Holders in the manner or manners designated by them (including, without limitation, pursuant to one or more underwritten offerings). The determination of whether the offering will involve an underwritten offering, and the selection of investment bankers and managers, if any, and counsel, shall be made by Holders of a majority of the Registrable Shares demanded to be included in such registration, PROVIDED, HOWEVER, that the selection of investment bankers and managers, if any, and counsel so selected shall be reasonably satisfactory to the Company. If requested, the Company shall enter into an underwriting or purchase agreement with an investment banking firm in connection with a Demand Registration, containing representations, warranties, indemnities and agreements then customarily included in underwriting or purchase agreements by such underwriter with respect to secondary distributions of securities.

            4.2.2 REGISTRATION. The Company shall file a registration statement with respect to each Demand Registration and use its best efforts to cause the same to be declared effective as promptly as practicable following such Demand, but not later than one hundred twenty (120) days thereafter. Unless all of the Registrable Shares covered by the registration statement have earlier been sold or withdrawn from sale, the Company shall keep any such Registration Statement effective for a period of at least one hundred eighty (180) days after such registration statement is first declared effective plus a period equal to (x) any period during which the Selling Holders are prohibited from making sales because of any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court plus (y) any Demand Suspension Period (as defined below) plus (z) any holdback period pursuant to
Section 4.7 that occurs while the registration statement is effective (the "DEMAND PERIOD") and a registration will not count as a Demand Registration unless it is declared effective by the Commission and remains effective until the earlier of such time as all of the Registrable Shares included in such registration have been sold or disposed of or withdrawn from sale by the Selling Holders or the expiration of the Demand Period or, if the registration remains effective for a shorter period, the Selling Holders have sold at least eighty percent (80%) of their Registrable Shares included in such Demand Registration. In addition, a request for registration shall not be deemed to constitute a Demand Registration if: (i) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied other than by reason of some act or omission by the Selling Holders; (ii) the Company voluntarily takes any action that would result in the Selling Holders not being able to sell such Registrable Shares covered thereby during the Demand Period; (iii) after it has become effective, such Demand Registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court and such order, injunction or requirement is not promptly withdrawn or lifted, and such Demand Registration has not otherwise remained effective for the Demand Period (including effective periods both before and after the order, injunction or requirement is made or imposed); or (iv) such Demand Registration does not involve an underwritten offering and the Selling Holders determine not to proceed following any delay imposed hereunder by the Company; PROVIDED, HOWEVER, that prior to such a delay under this clause (iv), the Selling Holders have not sold more than eighty percent (80%) of the Registrable Shares included in such Demand Registration. Notwithstanding the foregoing, the Company may, at any time, delay the filing or delay or suspend the effectiveness of the Demand Registration or, without suspending such effectiveness, instruct the Selling Holders not to sell any securities included in the Demand Registration, if the Company shall have determined in good faith (as evidenced by a resolution of the Board of Directors of the Company delivered to the Selling Holders) that proceeding with the Demand Registration at such time may have a material adverse effect on the Company or the Company shall have determined upon the advice of counsel that as a result of complying with such Demand it would be required to disclose any material actions proposed to be taken by the Company in good faith and for valid business reasons, including without limitation, the acquisition or divestiture of assets, which disclosure may have a material adverse effect on the Company or on such actions (a "DEMAND SUSPENSION PERIOD"), by providing the Selling Holders with written notice of such Demand Suspension Period and the reasons therefor. The Company shall use its reasonable best efforts to provide such notice at least ten (10) days prior to the commencement of such a Demand Suspension Period; PROVIDED, HOWEVER, that in any event the Company shall provide such notice no later than the commencement of such Demand Suspension Period; and PROVIDED, FURTHER, that in no event shall the Demand Suspension Periods exceed a total of sixty (60) days in any twelve (12) month period.

            The Company further agrees to supplement or amend such registration statement with respect to such Demand Registration, as required by the registration form utilized by the Company or by the instructions applicable to such registration form or by the Securities Act for the registration of securities or as reasonably requested (which request shall result in the filing of a supplement or amendment subject to approval thereof by the Company, which approval shall not be unreasonably withheld) by any Selling Holder or any managing underwriter of Registrable Shares to which such Demand Registration relates, and the Company agrees to furnish to the Selling Holders (and any managing underwriter) copies, in substantially the form proposed to be used and/or filed, of any such supplement or amendment prior to its being used and/or filed with the Commission. The Company shall amend or supplement the registration statement with respect to such Demand Registration no less frequently than every forty five (45) days to update the list of Selling Holders pursuant to written requests by such Holders.

            4.2.3 INCLUSION OF REGISTRABLE SHARES. Any written request for a Demand shall specify the number of Registrable Common Shares or Registrable Preferred Shares (specifying the number of Series A Preferred Shares and Series B Preferred Shares included therein) to be registered and the intended methods of disposition thereof. Within ten (10) days after receipt of such Demand, the Company shall give written notice of such registration request to all Holders of Registrable Common Shares or Registrable Preferred Shares, as applicable, which have not made the Demand, and the Company shall include in such registration all Registrable Common Shares or Registrable Preferred Shares, as applicable, with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date on which such notice is given. Each such request shall also specify the aggregate number of Registrable Common Shares or Registrable Preferred Shares
(specifying the number of Series A Preferred Shares and Series B Preferred Shares included therein), as applicable, to be registered. The Company may also include in such Demand Registration shares of Common Stock for the account of the Company and any other Persons who hold shares of Common Stock.

            4.2.4 PRIORITY ON DEMAND REGISTRATIONS. If a Demand Registration is an underwritten registration and the managing underwriters of such offering determine that the aggregate number of (i) Registrable Shares of the Selling Holders exercising their rights to participate in the Demand Registration on a demand basis, pursuant to this Section 4.2; (ii) Shares of the Company; and
(iii) Shares of any other Persons entitled to participate in such Demand Registration, in each case proposed to be included in such registration statement, exceeds the maximum number of Shares that can reasonably be expected to be sold within a price range acceptable to the Company and the Selling Holders, then the number of shares to be offered for the account of the Company and for the account of all such other Persons, other than holders of Registrable Shares who initiated the demand, participating in such registration shall be reduced or limited PRO RATA (and to zero, if necessary) in proportion to the respective number of Shares requested to be registered to the extent necessary to reduce the total number of Shares requested to be included in such registration statement to the maximum number of Shares that can reasonably be expected to be included therein and still satisfy such price requirement. If the foregoing market "cutback" does not reduce the aggregate number of Shares proposed to be included in the registration statement to the maximum number of Shares that can reasonably be expected to be sold within the price range acceptable to the Company and the Selling Holders, the Company shall further reduce the number of Shares to be included in such registration PRO RATA among all such remaining Selling Holders on the basis of the number of Registrable Shares of the Company requested to be included by all such Selling Holders. Any request for registration with respect to which such a market "cutback" with respect to such Selling Holders occurs shall be deemed to constitute a Demand Registration for all purposes of this Article 4; PROVIDED, HOWEVER, that if any such market "cutback" occurs with respect to a Demand Registration and all Selling Holders who initiated the Demand are not able to sell at least eighty percent (80%) of the Registrable Shares which such Holders proposed to sell pursuant to such Demand Registration, then, although such request for registration will be effectuated, such request will not count against the number of Demands to which the Purchaser Holders, the Management Holders and the Financing Holders are entitled pursuant to Section 4.2 hereof.

            4.2.5 COMPLIANCE. Notwithstanding any other provisions hereof, the Company shall use its reasonable best efforts to ensure that (i) any registration statement filed in connection with a Demand Registration, and any amendment thereto, and any prospectus forming a part thereof, and any supplement thereto, complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any registration statement filed in connection with a Demand Registration, and any amendment thereto, does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any registration statement filed in connection with a Demand Registration, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading.

      4.3   PIGGYBACK REGISTRATION.

            4.3.1 RIGHT TO INCLUDE REGISTRABLE SHARES. If the Company at any time proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Shares for a public offering under the Act (other than on a registration statement (i) on Form S-4 or Form S-8 or any successor form thereto or (ii) filed in connection with an exchange offer), the Company shall give written notice of the proposed registration to each Holder at least fifteen (15) days prior to the filing thereof, and each Holder shall have the right to request that all or any part of its Registrable Shares of the same class or series of the equity securities proposed to be registered by the Company be included in such registration by giving written notice to the Company within ten (10) days after the giving of such notice by the Company. If the registration statement is to cover an underwritten offering, such Registrable Shares shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. Notwithstanding the foregoing, a Holder may not request the registration of its Registrable Shares if such Shares may, at the time (or within thirty days thereafter), be distributed to the public pursuant to Rule 144, or any other similar provision hereafter adopted by the Commission.

            4.3.2 PRIORITY ON PIGGYBACK REGISTRATIONS.

                  (b) COMPANY REGISTRATIONS. If the registration is an underwritten primary registration on behalf of the Company and the managing underwriter(s) of such offering determine in their good faith judgment that the aggregate number of securities, including Registrable Shares, of the Company which all Holders and all other security holders of the Company, pursuant to contractual rights to participate in such registration (the "OTHER HOLDERS"), propose to include in such registration statement exceeds the maximum number of securities, including Registrable Shares, that can reasonably be expected to be sold in such offering without materially and adversely affecting the marketability of the offering or the selling price to be obtained, the Company will include in such registration, first, the shares of Common Stock or other securities which the Company proposes to sell and, second, the Registrable Shares of such Selling Holders and other securities to be sold for the account of Other Holders, PRO RATA among all such Selling Holders and Other Holders, taken together, on the basis of the number of Registrable Shares or other securities of the Company requested to be included by all Selling Holders and Other Holders who have requested that securities owned by them be so included (it being agreed and understood, however, that such managing underwriter(s) shall have the right to eliminate entirely the participation in such registration of all Selling Holders and Other Holders).

                  (c) SELLING HOLDERS' REGISTRATION. (i) If the registration is being made pursuant to a Demand by Purchaser Holders pursuant to Section 4.2 hereof, and the managing underwriter(s) determine that the aggregate number of securities which all Selling Holders, the Company and all Other Holders propose to include in such registration exceeds the maximum number of securities that can reasonably be expected to be sold within the price range acceptable to the Company and the Selling Holders, the Company will include in such registration, first, the Registrable Purchaser Shares of the Selling Holders participating in such registration on a demand basis in accordance with Section 4.2.4 hereof, and, second, any securities to be sold for the account of the Company, securities to be sold for the account of the Selling Holders that are either Purchaser Holders or Management Holders or Financing Holders and that are participating in such offering on a piggyback basis and any securities to be sold for the account of the Other Holders electing to include securities in such registration, PRO RATA among the Company, all such Selling Holders and all such Other Holders, taken together, on the basis of the number of Shares or other securities to be sold by the Company in the absence of such PRO RATION, number of Registrable Shares or other securities requested to be included by all such Selling Holders and the number of Shares or other securities requested to be included by all such Other Holders (it being agreed and understood, however, that such managing underwriter(s) shall have the right to eliminate entirely the participation therein of the Company and of all such Selling Holders and Other Holders pursuant to the terms of this sentence).

                  (ii) If the registration is being made pursuant to a Demand by Management Holders pursuant to Section 4.2 hereof, and the managing underwriter(s) determine that the aggregate number of securities which all Selling Holders, the Company and all Other Holders propose to include in such registration exceeds the maximum number of securities that can reasonably be expected to be sold within the price range acceptable to the Company and the Management Holders that are Selling Holders, the Company will include in such registration, first, the Registrable Common Management Shares of the Selling Holders participating in such registration on a demand basis in accordance with
Section 4.2.4 hereof, and, second, any securities to be sold for the account of the Company, securities to be sold for the account of the Selling Holders that are either Purchaser Holders or Management Holders or Financing Holders and that are participating in such offering on a piggyback basis and any securities to be sold for the account of the Other Holders electing to include securities in such registration, PRO RATA among the Company, all such Selling Holders and all such Other Holders, taken together, on the basis of the number of Shares or other securities to be sold by the Company in the absence of such PRO RATION, number of Registrable Shares or other securities requested to be included by all such Selling Holders and the number of Shares or other securities requested to be included by all such Other Holders (it being agreed and understood, however, that such managing underwriter(s) shall have the right to eliminate entirely the participation therein of the Company and of all such Selling Holders and Other Holders pursuant to the terms of this sentence).

                  (iii) If the registration is being made pursuant to a Demand by Financing Holders pursuant to Section 4.2 hereof, and the managing underwriter(s) determine that the aggregate number of securities which all Selling Holders, the Company and all Other

Holders propose to include in such registration exceeds the maximum number of securities that can reasonably be expected to be sold within the price range acceptable to the Company and the Financing Holders that are Selling Holders, the Company will include in such registration, first, the Registrable Financing Shares of the Selling Holders participating in such registration on a demand basis in accordance with Section 4.2.4 hereof, and, second, any securities to be sold for the account of the Company, securities to be sold for the account of the Selling Holders that are either Purchaser Holders or Management Holders or Financing Holders and that are participating in such offering on a piggyback basis and any securities to be sold for the account of the Other Holders electing to include securities in such registration, PRO RATA among the Company, all such Selling Holders and all such Other Holders, taken together, on the basis of the number of Shares or other securities to be sold by the Company in the absence of such PRO RATION, number of Registrable Shares or other securities requested to be included by all such Selling Holders and the number of Shares or other securities requested to be included by all such Other Holders (it being agreed and understood, however, that such managing underwriter(s) shall have the right to eliminate entirely the participation therein of the Company and of all such Selling Holders and Other Holders pursuant to the terms of this sentence).

                  (c) OTHER HOLDERS' REGISTRATION. If the registration is an underwritten secondary registration on behalf of any of the Other Holders pursuant to demand registration rights and the managing underwriters determine that the aggregate number of securities which all Selling Holders, the Company and all Other Holders propose to include in such registration exceeds the maximum number of securities that can reasonably be expected to be sold within the price range acceptable to the Company and the Other Holders that are Selling Holders, the Company will include in such registration, first, the securities to be sold for the account of the Other Holders demanding registration (but only to the extent such Other Holders are entitled to demand inclusion thereof pursuant to demand registration rights), second, any securities to be sold for the account of the Company, and, third, the Registrable Shares of such Selling Holders and other securities to be sold for the account of the Other Holders electing to include (but not being entitled pursuant to demand registration rights to demand inclusion of) securities in such registration, PRO RATA among all such Selling Holders and Other Holders, taken together, on the basis of the number of Registrable Shares or other securities of the Company requested to be included by all Selling Holders and such Other Holders who have requested that securities owned by them be included (it being agreed and understood, however, that such managing underwriter(s) shall have the right to eliminate entirely the participation therein of all such Selling Holders and Other Holders with respect to such securities since they are not entitled to demand inclusion of such securities pursuant to demand registration rights).

                  (d) UNDERWRITERS. Registrable Shares proposed to be registered and sold for the account of any Selling Holder pursuant to a piggyback registration shall be sold to prospective underwriters selected or approved by the Company, and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the Selling Holders, if any, and/or Other Holders demanding registration and such prospective underwriters. The Selling Holders shall be permitted to withdraw all or a part of the Registrable

Shares held by such Selling Holders which were to be included in such piggyback registration at any time prior to the effective date of such registration. The Company may withdraw any registration statement for such registration at any time before it becomes effective, or postpone the offering of securities, without obligation or liability to any Selling Holder participating on a piggyback basis (except pursuant to Section 4.8 hereof).

      4.4 REGISTRATIONS ON FORM S-3. At such time as the Company shall have qualified for the use of Form S-3, or any similar form or forms promulgated by the Commission, the Holders of Registrable Securities shall each have the right to request an unlimited number of registrations of Form S-3. Any such request shall be in writing, shall specify the Registrable Securities intended to be sold or disposed of by the Holders thereof, shall state the intended method of disposition of such Registrable Securities by the Holder(s) requesting such registration and shall relate to Registrable Securities having proposed gross cash offering proceeds (prior to deduction of underwriters commissions and expenses, if any) of Two Million Dollars ($2,000,000) or more for all Registrable Securities to be included, on the basis of a reasonable (in light of the current market price) proposed per share offering price. The Company shall be obligated to effect such registration or registrations on Form S-3 as soon as practicable after receipt of such request; provided, however, that the Company shall not be obligated to effect the filing of a registration pursuant to this
Section 4.4(i) during the period starting with the date ninety (90) days prior to the Company's estimated date of filing of, and ending on a date one hundred eighty (180) days following the effective date of, a registration statement pertaining to a public offering of Common Stock for the account of the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that, in the good faith judgement of the Company's underwriter for an underwritten offering or of the Company's Board of Directors for any other offering, an offering pursuant to such a registration statement would interfere in any material respect with the successful marketing (including pricing) of the Common Stock to be included in the Company's proposed registration statement, or (ii) if the Company's Board of Directors shall determine in good faith that such filing will interfere in any material respect with a pending or contemplated financing, merger, sale of assets, recapitalization or other similar corporate action of the Company. In the event the Company's obligations are abated pursuant to the foregoing PROVISO, and if any of the Holders on whose behalf the requested registration statement would be filed and who were unable to have all of the Registrable Securities included in the Company's registration statement pursuant to Section 4.2 hereof and then want such registration statement to be filed, the Company shall file such registration statement as promptly as practicable following (x) one hundred eighty (180) days after the effective date of the registration statement with respect to the offering referred to in clause
(i) above, or (y) the date on which the transactions referred to in clause (ii) above shall have been completed or abandoned (as the case may be), but not later than one hundred twenty (120) days after the initial registration request notice was given; PROVIDED FURTHER, HOWEVER, that the Company shall not be obligated to file and cause to become effective (a) more than two (2) registrations on Form S-3 in any one twelve (12) month period or (b) any registration on Form S-3 within six (6) months after the effective date of any previous registration statement filed under Section 4.2 or Section 4.3, with respect to which all Holders who had requested the inclusion of any such shares in a registration statement were entitled to included in such registration statement all Registrable Securities requested to be included therein. No registration pursuant to this Section 4.4 shall count as a Demand Registration pursuant to
Section 4.2 hereof.

      4.5 REGISTRATION STATEMENT. In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, the Company will furnish each Selling Holder and each underwriter, if any, with a copy of the registration statement and all amendments thereto and will supply each such Selling Holder with copies of any prospectus included therein (including a preliminary prospectus and all amendments and supplements thereto), in each case including all exhibits, and such other documents as may be reasonably requested, in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such Selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by such registration statement or prospectus). The Company shall not, however, be required to maintain the registration statement relating to a Demand Registration and to supply copies of a prospectus for a period beyond the Demand Period, and, at the end of such period, the Company may register any Registrable Shares covered by such registration statement and not then sold or distributed. In connection with any such registration of Registrable Shares, the Company will, at the request of the managing underwriter with respect thereto (or, if not an underwritten offering, at the request of Selling Holders holding a majority of the Registrable Shares to be included in the registration) use its reasonable best efforts to register or qualify such Registrable Shares for sale under the securities laws of such states as is reasonably requested to permit the distribution of such Registrable Shares and to use its reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective and to do such other acts or things reasonably necessary to enable the disposition in such jurisdictions of the securities covered by the applicable registration statement in accordance with applicable Blue Sky securities laws of such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or become subject to taxation in any jurisdiction. In connection with any offering of Registrable Shares registered pursuant to this Agreement, the Company shall (i) furnish each Selling Holder, at the Company's expense and at least three (3) business days prior to the sale of any Registrable Shares to the underwriters, with unlegended certificates in a form eligible for deposit with The Depository Trust Company representing ownership of the Registrable Shares which are sold pursuant to the registration statement, in such denominations and registered in such names as the managing underwriter, if any, or such Selling Holder shall reasonably request, and (ii) instruct the transfer agent and registrar of the Common Stock to release any stop transfer orders with respect to the Registrable Shares so sold.

      4.6 REGISTRATION PROCEDURES. In connection with the Company's obligations to effect a registration pursuant to Sections 4.2, 4.3 and 4.4 (but subject to the last sentence of Section 4.3.2(d) and PROVIDED that any time periods set forth in this Section 4.6 regarding effective periods and the like shall apply only in the event of a Demand Registration), the Company will as expeditiously as is reasonably practicable:

                  (a) prepare and file with the Commission as soon as practicable (in the case of a Demand Registration) a registration statement with respect to such Registrable Shares, on a form available for the sale of the Registrable Shares by the Holders thereof in accordance with the intended method or methods of distribution thereof and use its commercially reasonable efforts to cause each such registration statement to become and remain effective; PROVIDED, HOWEVER, that before filing a registration statement or prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) and, whether or not filed pursuant to
      Section 4.2, 4.3 or 4.4, the Company will furnish to the Holders of the Registrable Shares covered by such registration statement and the underwriters, if any, and any attorney, accountant or other agent retained by the Holders of Registrable Shares covered by such registration statement, copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such Holders, such counsel and underwriters, if any. The Company will not file any registration statement or any amendment thereto or any prospectus or any supplement thereto in connection with a Demand Registration pursuant to
      Section 4.2 (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the Holders of a majority of the Registrable Shares covered by such registration statement or the underwriters, if any, shall reasonably and timely object;

                  (b) prepare and file with the Commission such amendments and post-effective amendments to such registration statement and such supplements to the prospectus used in connection therewith as may be necessary to keep such registration statement effective (to the extent otherwise required by this Agreement) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of the Demand Period (in the case of a Demand Registration), whichever occurs earlier; PROVIDED, HOWEVER, that the only remedy for any failure to keep the registration statement so effective shall be as set forth in Section 4.2.2 and PROVIDED, FURTHER, that the Company will have no obligation to a Selling Holder participating on a "piggyback" basis in a registration statement that has become effective to keep such registration statement effective for a period beyond 120 days from the effective date of such registration statement;

                  (c) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD");

                  (d) notify each Selling Holder and the managing underwriter, if any, promptly (and in any event within three (3) business days): (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for any amendments or supplements to the registration statement or the prospectus or for additional information;
      (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (D) if, at any time prior to the closing contemplated by an underwriting agreement entered into in connection with such registration statement, that the representations and warranties of the Company contained in such agreement cease to be true and correct; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (F) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which requires the making of any changes in the registration statement, the prospectus or any document incorporated therein by reference in order to make the statements therein not misleading; and (G) of the Company's reasonable determination that a post-effective amendment to a registration statement would be required;

                  (e) make commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of a prospectus or suspending the qualification of any of the Registrable Shares included therein for sale in any jurisdiction (subject to the proviso at the end of the penultimate sentence of Section 4.5), and, in the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Shares included in such registration statement for sale in any jurisdiction (subject to the proviso at the end of the penultimate sentence of Section 4.5), the Company will use its reasonable best efforts to promptly obtain the withdrawal of any such order;

                  (f) furnish to each Selling Holder and the managing underwriters, if any, without any additional charge, one signed copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                  (g) as promptly as reasonably practicable, if required, based on the advice of the Company's counsel, or upon the occurrence of any event contemplated by

      Section 4.6(d) hereof, prepare and file a supplement or post-effective amendment to the registration statement, the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (h) cause all Registrable Shares covered by the registration statement to be listed on each securities exchange on which identical securities issued by the Company are then listed if requested by the Selling Holders holding a majority in number of the Registrable Shares covered by the Registration Statement or the managing underwriters, if any;

                  (i) provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement from and after a date not later than the effective date of such registration statement;

                  (j) use its reasonable best efforts to provide a CUSIP number for the Registrable Shares, not later than the effective date of the registration statement;

                  (k) use its reasonable best efforts to (A) obtain opinions of counsel to the Company (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and not objected to by the Holders of a majority of the Registrable Shares being sold), and updates thereof addressed to the Selling Holders, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters, if any; and (B) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsel to the Holders of a majority of the Registrable Shares being sold) from the Company's independent certified public accountants addressed to such Selling Holders (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings and such other matters as the underwriters, if any, or the Holders of a majority of the Registrable Shares being sold, reasonably request. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder or, if not an underwritten offering, as otherwise reasonably requested by the Holders of a majority of the Registrable Shares being sold;

                  (l) make available for inspection by a representative of the Selling Holders and any attorneys or accountants retained by such Holders (and, to the extent reasonably requested, furnish copies), in connection with the preparation of a registration statement pursuant to this Agreement, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative(s), attorney(s) or accountant(s) in connection with such registration; PROVIDED, HOWEVER, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order or under applicable law; and PROVIDED, FURTHER, that appropriate arrangements are made, to the extent required by applicable antitrust law, to limit access to such information of the Company to representatives of the Holders who are not officers or employees of the Selling Holders; and PROVIDED, FURTHER, that, without limiting the foregoing, no such information shall be used by any such Person in connection with any market transactions in securities of the Company or its subsidiaries in violation of law;

                  (m) enter into such agreements reasonably requested (including, as applicable, an underwriting agreement in form, scope and substance as is customary in underwritten secondary offerings and is reasonably satisfactory to the Company) and take all such other customary and reasonable actions in connection therewith (including those requested by the managing underwriters) in order to expedite or facilitate the disposition of the Registrable Shares, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                        (i) make such representations and warranties to the Holders of such Registrable Shares included in the registration statement and the underwriters, if any, with respect to the business of the Company and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same, if and when reasonably requested; and

                        (ii) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Shares being included in the registration statement and managing underwriters, if any, to evidence compliance with clause (a) above and with any provisions contained in the underwriting agreement or other similar agreement entered into by the Company;

The above shall be done at each closing under such underwriting or similar agreement or, if not an underwritten offering, to the extent otherwise reasonably requested by the Holders of a majority of the Registrable Shares being sold pursuant to the registration statement;

                  (n) (a) if so required by the managing underwriter in an underwritten offering of Registrable Shares covered by a registration statement filed pursuant to Section 4.2, 4.3 or 4.4 hereof, not publicly or privately sell, make any short sale of, loan, grant any option, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten (10) days prior to and the ninety (90) days after any underwritten registration pursuant hereto has become effective, except as part of such underwritten registration and except pursuant to any exchange offer or registrations on Form S-4 or S-8 or any successor or similar forms thereto, except that the Company may make grants of options under its stock option plans and may issue securities issuable upon the exercise or conversion of outstanding convertible securities, stock options and other options, warrants and rights of the Company and (b) if requested, use reasonable efforts to cause each holder of ten percent (10%) or more of the securities of the same class as the securities included in any underwritten registration pursuant to Section 4.2 hereof, or any securities convertible into or exchangeable or exercisable for such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public or private sale or distribution or otherwise dispose (including sales pursuant to Rule 144 promulgated under the Act) of any such securities during the ten (10) days prior to and the ninety (90) days after any underwritten registration pursuant hereto has become effective (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree;

                  (o) if requested, furnish each Selling Holder with a copy (or a reasonable number of copies, as requested) of the registration statement (together with the Exhibits thereto) and each amendment thereto prior to the filing thereof with the Commission;

                  (p) if requested by the managing underwriters, if any, or a Holder of Registrable Shares being sold, promptly incorporate in a prospectus, supplement or post-effective amendment such information as the managing underwriters, if any, and the Holders of the Registrable Shares being sold reasonably request to be included therein relating to the sale of the Registrable Shares, including, without limitation, information with respect to the number of Registrable Shares being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment promptly following notification of the matters to be incorporated in such supplement or post-effective amendment;

                  (q) upon the occurrence of any event that would cause a shelf registration statement (A) to contain a material misstatement or omission or (B) to be not effective and usable for resale of Registrable Shares during the Demand Period, the Company shall promptly file an amendment to such shelf registration statement, in the case of clause (A), correcting any such misstatement or omission and, in the case of either clause (A) or
      (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such shelf registration statement to become usable as soon as reasonably practicable thereafter;

                  (r) otherwise use its reasonable best efforts to (x) comply with all applicable rules and regulations of the Commission and to take all other steps reasonably necessary to effect the registration of the Registrable Shares covered by the registration statement contemplated hereby, and (y) make available to its security holders an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Act) no later than forty-five (45) days after the end of any twelve-month (12) period (or ninety (90) days after the end of any twelve-month (12) period if such period is a fiscal year) (or in each case within such extended period of time as may be permitted by the Commission for filing the applicable report with the Commission) (i) commencing at the end of any fiscal quarter in which Registrable Shares are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said twelve-month (12) periods; and

                  (s) in connection with any underwritten offering, cooperate with all marketing efforts reasonably requested by the managing underwriter or managing underwriters in connection with the sale of the Registrable Shares, including, without limitation, participation in a reasonable number of road-show presentations and other marketing activity by Management Stockholders and other employees of the Company requested by such underwriter or underwriters PROVIDED, HOWEVER, that the scheduling of the road-show presentations shall be set in consultation with the Company and will not require the Company's involvement at any time or place to which the Company has a reasonable objection.

      4.7 HOLDBACK AGREEMENTS. Each of the Company and each Holder of Registrable Shares (whether or not such Registrable Shares are covered by a Registration Statement filed pursuant to Section 4.2 or 4.3 hereof) agrees, if requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Company's securities, including a sale pursuant to Rule 144 (except as part of such underwritten offering), during the period beginning ten (10) days prior to, and ending one hundred and eighty (180) days after, the closing date of the underwritten offering made pursuant to such Registration Statement. The foregoing provisions shall not apply to the

Company or any Holder of Registrable Shares if such Person is prevented by applicable statute or regulation from entering into any such agreement; PROVIDED, HOWEVER, that any such Person shall undertake not to effect any public sale or distribution of the class of securities covered by such Registration Statement (except as part of such underwritten offering) during such period unless it has provided sixty (60) days' prior written notice of such sale or distribution to the managing underwriter.

      4.8 REGISTRATION EXPENSES. Except as otherwise required by state securities laws or the rules and regulations promulgated thereunder, all expenses, disbursements and fees incurred by the Company and the Selling Holders in connection with carrying out their obligations under this Article 4, including but not limited to, (i) the reasonable and documented fees and expenses of one law firm (plus local counsel) for the Selling Holders (which counsel shall be selected by Holders of a majority of the Registrable Shares held by the Holders who initially requested the applicable registration),
(ii) all registration, filing fees and expenses (including fees with respect to filings made with the NASD, including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of the NASD), (iii) fees and expenses of compliance with securities or Blue Sky laws (including fees and disbursements of counsel for the underwriters or Selling Holders in connection with Blue Sky qualifications of the Registrable Shares and determinations of their eligibility for investment under the laws of such jurisdiction as the managing underwriters or Holders of a majority of the Registrable Shares being sold may designate, subject to the proviso to the last sentence of the penultimate sentence of Section 4.5), (iv) printing expenses (including printing certificates for the Registrable Shares to be sold and the registration statements and prospectuses), messenger and delivery expenses, duplication, word processing, and telephone expenses, (v) fees and disbursements of counsel for the Company, and (vi) fees and disbursements of all independent certified public accountants of the Company incurred in connection with such registration (including the expenses of any special audit and "cold comfort" letters incident to such registration) and fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Shares) and other Persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), will be borne by the Company regardless of whether a registration statement becomes effective; PROVIDED, HOWEVER, that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the fees and expenses of any Person, including special experts, retained by the Company, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the Nasdaq Stock Market; and PROVIDED, FURTHER, that each Selling Holder shall pay (x) all costs and expenses of counsel (other than the counsel costs referred to in (i) above), accounting or financing professionals retained by such Selling Holder, (y) all underwriting discounts, commissions, fees and expenses and all transfer taxes with respect to the Shares sold by such Selling Holder, and (z) all other expenses incurred by such Selling Holder and incidental to the sale and delivery of the Shares to be sold by such Holder.

      4.9 CONDITIONS TO HOLDER'S RIGHTS. It shall be a condition of each Selling Holder's rights hereunder that:

            4.9.1 COOPERATION. Such Selling Holder shall cooperate with the Company by supplying information and executing documents relating to such Selling Holder or the securities of the Company owned by such Selling Holder in connection with such registration which are customary for offerings of this type (including agreeing to sell such Selling Holder's Registrable Shares on the basis provided in any underwriting arrangements containing customary terms reasonably satisfactory to such Selling Holder);

            4.9.2 UNDERTAKINGS. Such Selling Holder shall enter into any undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to insure compliance with federal and state securities laws and the rules or other requirements of the NASD or which the Company or the underwriters may reasonably request to otherwise effectuate the offering; and

            4.9.3 INDEMNIFICATION. Such Selling Holder shall execute and deliver an agreement to indemnify to the fullest extent permitted by law and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, any underwriter (as defined in the Securities Act), and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act, against such losses, claims, damages or liabilities (including reimbursement for legal and other expenses) to which the Company or any such director, officer, underwriter or controlling person may become subject under the Securities Act or otherwise, in such manner as is customary for registrations of the type then proposed, but only with respect to written information about or pertaining to such Selling Holder furnished by such Selling Holder for inclusion in the Registration Statement.

      4.10  INDEMNIFICATION.

            4.10.1 INDEMNIFICATION BY THE COMPANY. In the case of any offering registered pursuant to this Agreement, the Company agrees to indemnify to the fullest extent permitted by law and hold each Selling Holder, each affiliate of such Selling Holder and each director, officer, agent, representative, principal, partner and employee of such Selling Holder and its affiliates, each Person who controls each Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the directors, officers, agents, principals, partners or employees of each such controlling person harmless against any and all losses, claims, damages, liabilities, actions (including reasonable and documented costs, including, without limitation, costs of preparation and reasonable attorneys' fees and disbursements) and expenses, including reasonable expenses of investigation (collectively "LOSSES") to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, insofar as any such Losses shall arise out of, be caused by or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of the Registrable Shares covered thereby, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus
(as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereof), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereof, including the information deemed part of such registration statement pursuant to Rule 430A promulgated under the Securities Act), if used within the period during which the Company shall be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the indemnification agreement contained in this Section 4.10.1 shall not apply to such Losses which shall arise from the sale of Registrable Shares to any Person if such Losses shall arise out of, shall be caused by or shall be based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, (i) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by and about such Selling Holder specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto; (ii) if such untrue statement or omission was made in any preliminary prospectus to the extent that (a) the prospectus corrected such untrue statement or such omission and
(b) the Selling Holder was legally required to and failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Selling Holder of Registrable Shares to the Person asserting the claim from which such Losses arise and the Company made the prospectus available to such Selling Holder in accordance with the terms of the Agreement; or (iii) if any such Losses arise out of, are caused by or are based upon an untrue statement or omission in the prospectus, to the extent that (a) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (b) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such Selling Holder was legally required to and thereafter fails to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Shares to the Person asserting the claim from which such Losses arise. This indemnity shall be in addition to any other indemnification arrangements to which the Company may otherwise be a party.

            1.10.2 INDEMNIFICATION BY HOLDERS OF REGISTRABLE SHARES. Each Selling Holder agrees to indemnify to the fullest extent permitted by law and hold the Company and each other Selling Holder, and their respective affiliates, directors, officers, agents, members, principals, partners and employees, each Person who controls the Company or such other Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the directors, officers, agents or employees of such controlling persons harmless against any and all Losses arising out of, caused by or based upon any untrue statement of a material fact contained in any registration statement, prospectus or form of prospectus, or arising out of, caused by or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the preliminary prospectus and the prospectus, in each case including amendments or supplements), in the light of the circumstances in which they were made not misleading, to the extent, but only to the extent, that such untrue statement or omission was contained in any information regarding such Selling Holder furnished in writing by such Selling Holder to the Company, expressly for use in such registration statement or prospectus; PROVIDED, HOWEVER, that the obligation to indemnify will be several and not joint and in no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of the payment of underwriting discounts and commissions payable by such Selling Holder) received by any such Selling Holder upon the sale of the Registrable Shares giving rise to such indemnification obligation. The Company and the Selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such Persons and regarding such Person expressly for use in any prospectus or registration statement.

            4.10.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnity under this Agreement (an "INDEMNIFIED PARTY") shall give prompt written notice to the party from which such indemnity is sought (the "INDEMNIFYING PARTY") of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; PROVIDED, HOWEVER, that the failure so to notify the Indemnifying Party shall not relieve the indemnifying party from any obligation or liability except to the extent that the Indemnifying Party has been prejudiced materially by such failure. The Indemnifying Party shall have the right exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding to assume, at the Indemnifying Party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; PROVIDED, HOWEVER, that under such circumstances an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party agrees to pay such fees and expenses; or
(2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the Indemnified Party shall have been advised by counsel that (i) there may be one or more material defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party or its affiliates, or (ii) a conflict of interest likely exists if such counsel represents such Indemnified Party and such Indemnifying Party or its affiliate, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding, or separate but substantially similar or related claims or proceedings arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel which such counsel shall be designated by the Indemnified Party and be reasonably acceptable to the Indemnifying Party) at any time for such Indemnified Party, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding, unless it contains as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance satisfactory to such Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

            The Indemnifying Party's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

            4.10.4 CONTRIBUTION. If the indemnification provided for in this
Section 4.10 is unavailable to an Indemnified Party in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act, each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations appropriate under the circumstances. The relative fault of such Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.10.4 were determined by PRO RATA allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4.10.4, no Indemnifying Party that is a Selling Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Selling Holder from the sale of Registrable Shares exceeds the amount of any damages that such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            4.10.5 UNDERWRITING AGREEMENT TO GOVERN. At such time as an underwriting agreement with respect to a particular underwriting is entered into, the terms of any such underwriting agreement shall govern with respect to the matters set forth therein to the extent inconsistent with this Section 4.10; PROVIDED, HOWEVER, however, that the indemnification provisions of such underwriting agreement as they relate to Selling Holders are customary for registrations of the type then proposed and provide for indemnification by such Selling Holders only with respect to written information regarding such Selling Holder furnished by such Selling Holders.

      4.11 RULE 144. Following a Public Offering Event, the Company shall file the reports required be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.


                  ARTICLE V.  REPRESENTATIONS AND WARRANTIES

      5.1   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to the Stockholders as follows:

            5.1.1 ORGANIZATION. It is a corporation duly organized and validly listing under the laws of the State of Delaware;

            5.1.2 AUTHORITY. It has full corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

            5.1.3 BINDING OBLIGATION. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part, and, assuming the due execution by the Stockholder seeking enforcement against the Company, this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

            5.1.4 NO CONFLICT. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it, or
(iii) conflict with, or result in a breach or default under, any term or condition of its certificate or articles of incorporation or its bylaws or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

      5.2 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each of the Stockholders represents and warrants to each other and to the Company as follows:

            5.2.1 ORGANIZATION. If it is an entity, it is a corporation, limited partnership or other entity duly organized and validly existing under the laws of its respective state of organization;

            5.2.2 AUTHORITY. It has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby;

            5.2.3 BINDING OBLIGATION. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary action on its part, and, assuming the due execution by the Company, this Agreement constitutes its binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws which may affect creditors' rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

            5.2.4 NO CONFLICT. The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it, or
(iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation, bylaws, trust or equivalent governing document or any material agreement or other material instrument to which it is a party or by which it or its property is bound.

                      ARTICLE VI. TERMINATION OF AGREEMENT

      6.1 TERMINATION. Subject to the next succeeding sentence, this Agreement shall terminate ten (10) years from the date of this Agreement (the "TERMINATION DATE"). If any rights and obligations provided in Article I, Sections 2.3, 2.4, 2.5, 2.7, 2.8, 2.9 and Section 2.10, and Article III of this Agreement have not terminated earlier in accordance with the preceding sentence, such rights and obligations shall terminate on the date of a Public Offering Event.

                              ARTICLE VII. GENERAL

      7.1   FINANCIAL REPORTS AND INFORMATION.

                  (a) Within one hundred twenty (120) days after the end of each fiscal year of the Company, for so long as this Agreement shall be in effect, the Company agrees to furnish each of the Financing Stockholders with audited consolidated financial statements of the Company for such fiscal year (showing comparison to the prior fiscal year) which shall include a statement of income and retained earnings for each such fiscal year, a balance sheet as at the last day thereof, and a statement of cash flows prepared in accordance with generally accepted accounting principles consistently applied.

                  (b) If for any period any company shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing Section 7.1(a) shall be the consolidated financial statements of the Company and all such consolidated subsidiaries.

                  (c) Promptly upon becoming available, the Financing Stockholders shall be given copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company to its lenders (including, without limitation, the information to be provided pursuant to Section 6.1 of the Credit Agreement, dated October 2, 2000, among the Company, the lenders listed on the signature pages thereto, Goldman Sachs Credit Partners, L.P., and Wells Fargo Bank, N.A., as in effect on the date hereof) or released to the public and copies of all regular and periodic reports, if any, filed by the Company with the Commission or any securities exchange.

      7.2 RECAPITALIZATION, EXCHANGES, ETC., AFFECTING THE SHARES. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) the Shares and any option, right or warrant to acquire Shares, and (b) any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for any Shares, by combination, recapitalization, reclassification, merger, consolidation or otherwise. In the event of any change in the capitalization of the Company, as a result of any stock split, stock dividend or stock combination, the provisions of this Agreement shall be appropriately adjusted.

      7.3 INJUNCTIVE RELIEF. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy of law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

      7.4 NOTICES. Except as otherwise expressly provided herein, any and all notices, demands or other communications required or permitted hereunder shall be in writing and shall be made by hand delivery (deemed given upon receipt), or by certified mail return receipt requested (deemed given upon execution of such return receipt), addressed to a Stockholder and the Company at the address set forth below such person's or entity's signature. Any party may change its address for notice by notice given to each Stockholder and the Company in accordance with the foregoing. No objection may be made to the method of delivery of any notice actually and timely received.

      7.5 LEGEND. In addition to any other legend which may be required by applicable law, each share certificate representing Shares which are subject to this Agreement shall have endorsed, to the extent appropriate, upon its face the following words:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144, PROVIDED AN OPINION OF COUNSEL IS FURNISHED TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND/OR APPLICABLE STATE SECURITIES LAW IS AVAILABLE.

            IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER COMPLIES WITH THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 2, 2000, AS SUCH MAY BE AMENDED FROM TIME TO TIME (THE "STOCKHOLDERS AGREEMENT"), A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF

            THE COMPANY. NO TRANSFER OF THE SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH STOCKHOLDERS AGREEMENT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO OTHER RIGHTS AND OBLIGATIONS AS SET FORTH IN THE STOCKHOLDERS AGREEMENT.

To the extent the circumstances or provisions requiring any of the above legends have ceased to be effective, the Company will upon request reissue certificates without the applicable legend or legends.

      7.6 TRANSFEREES BOUND. All Shares owned by a Transferee shall, subject to the terms of Section 2.3 of this Agreement, for all purposes be subject to the terms of this Agreement, whether or not such Transferee has executed a consent to be bound by this Agreement. The foregoing shall not apply in the case of any Shares acquired by a Transferee pursuant to a sale of Shares pursuant to an effective registration statement under the Securities Act or, except for sales to an affiliate of the Company or sales made prior to a Public Offering Event, pursuant to Rule 144.

      7.7 AMENDMENT; WAIVER; REPRESENTATIVES. This Agreement may be amended, modified, supplemented or terminated only by a written instrument signed by each of (i) the Company, (ii) Stockholders holding a majority of the Registrable Purchaser Shares, (iii) Management Stockholders holding a majority of the Registrable Common Management Shares, and (iv) Financing Stockholders holding a majority of the Registrable Financing Shares. No provision of this Agreement may be waived orally, but only by a written instrument signed by the party against whom enforcement of such waiver is sought. Stockholders shall be bound from and after the date of the receipt of a written notice from the Company setting forth such amendment or waiver by any consent authorized by this Section 7.7, whether or not the Shares shall have been marked to indicate such consent; no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence. For purposes of this Agreement, the parties hereto shall designate and appoint representatives (each, a "REPRESENTATIVE") as provided in this
Section 7.7. The Purchaser Parties hereby designate and appoint Purchaser (or any successor designated in writing by the Purchaser Parties holding Shares that constitute, on a fully-diluted basis, a majority in value of the Shares held by all of the Purchaser Parties) as Representative on behalf of the Purchaser Parties; the Management Parties hereby designate and appoint Brian K. Devine (or any successor designated in writing by Management Parties holding Common Shares that constitute, on a fully-diluted basis, a majority in value of the Common Shares held by all of the Management Parties) as Representative on behalf of the Management Parties; and the Financing Parties hereby designate and appoint Jean-Marc Chapus (or any successor designated in writing by

Financing Parties holding Shares that constitute, on a fully-diluted basis, a majority in value of the Shares held by all of the Financing Parties) as Representative on behalf of the Financing Parties. Each Representative shall have the authority to receive any notices, settle any claims, agree to any amendments, and grant any consents or waivers on behalf of the parties that such Representative represents. The parties hereto shall be entitled to deal exclusively with the respective Representatives with respect to matters arising out of this Agreement, and the parties hereto shall be entitled to deliver any notices to the respective Representatives and rely on any action of the respective Representatives with respect to actions taken under this Agreement on behalf of the parties hereto.

      7.8 ADDITIONAL DOCUMENTS; FURTHER CHANGES. Each party hereto agrees to execute any and all further documents and writings within its powers and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement. Each party hereto acknowledges and agrees to negotiate in good faith to amend this Agreement to the extent necessary to provide for customary and reasonable changes required by any third-party co-investor or other person acquiring an equity interest in the Company pursuant to the financing of the transactions contemplated by the Merger Agreement.

      7.9 NO THIRD-PARTY BENEFITS. Other than Section 4.10 hereof, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

      7.10 SUCCESSORS AND ASSIGNS. Subject to the terms hereof, this Agreement shall be binding upon and shall inure to the benefit of the Stockholders, and their respective successors and permitted assigns; PROVIDED, HOWEVER, (i) neither this Agreement nor any rights or obligations hereunder may be transferred by the Company and (ii) no rights or obligations of any Stockholder under this Agreement may be assigned except that (x) any Stockholder may transfer its rights and obligations hereunder, in whole or in part in connection with a Transfer of Shares made in compliance with all of the provisions of this Agreement and (y) any Purchaser Party may transfer such Purchaser Party's rights hereunder, including, without limitation, the right to nominate Purchaser Nominees pursuant to Section 1.2, in whole or in part, to any affiliate in connection with a Transfer of Shares made in compliance with all of the provisions of this Agreement.

      7.11 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein; PROVIDED, HOWEVER, that the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such invalid, illegal or unenforceable term, provision, covenant or restriction.

      7.12 INTEGRATION. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

      7.13 GOVERNING LAW. THE RIGHTS AND LIABILITIES OF THE PARTIES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CHOICE OF LAWS PROVISIONS OF SUCH STATE OR ANY OTHER JURISDICTION.

      7.14 ATTORNEYS' FEES. Should any litigation or arbitration be commenced (including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys' fees and court costs incurred by reason of such litigation or arbitration.

      7.15 HEADINGS. The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

      7.16 INFORMATION FOR NOTICES. No Stockholder (other than a Stockholder as of the date of this Agreement with respect to the Shares held as of such date) shall hold any of its Shares in nominee name unless it otherwise provides the Company and the other Stockholders with its name and address and other information reasonably requested by the Company in order to establish such Stockholder's particular status under this Agreement (e.g., Purchaser Holder, Management Party, etc.).

      7.17 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      7.18 CONSENT TO JURISDICTION. Each Stockholder agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement may be commenced and prosecuted in a court in the State of Delaware. Each Stockholder hereby irrevocably and unconditionally consents and submits to the non-exclusive personal jurisdiction of any court in the State of Delaware in respect of any such proceeding. Each Stockholder consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each Stockholder waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of Delaware and any claim that it may now or hereafter have that any such proceeding in any court in the State of Delaware has been brought in an inconvenient forum.

      7.19 NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreements with respect to its securities which are inconsistent with or violate in any material respects the rights granted to the Holders of Registrable Shares in this Agreement.

      7.20 APPROVAL OF MANAGEMENT SERVICES AGREEMENT BY STOCKHOLDERS. Each of the Stockholders, by such Stockholder's execution of this Agreement, hereby (i) approves the payment by the Company to Leonard Green & Partners, L.P. ("LGP") and TPG GenPar III, L.P. ("TPG") of certain fees in connection with the consummation of the transactions contemplated by the Merger Agreement and certain fees in connection with the provision of ongoing services to the Company, and (ii) approves and adopts the Management Services Agreement to be entered into between the Company and LGP and TPG, dated as of the date hereof (the "MANAGEMENT SERVICES AGREEMENT"). The payment of any fees, expenses, or other related items under this Section 7.20 or under the Management Services Agreement shall be excluded from and shall not affect the determination or the amount of any bonus payments made under any of the Company's bonus plans, including those to be adopted pursuant to Section 1.11 hereof, all such determinations and amounts of bonus payments shall be calculated and made as if any such fees were neither paid nor payable by the Company.

      7.21 CERTAIN LIMITATIONS. Notwithstanding anything to the contrary contained in this Agreement, prior to the issuance or sale of any shares of the Company's capital stock pursuant to an effective registration statement under the Securities Act, the Company shall not be required to register any transfer of Shares on the Company's books if in the reasonable, good faith judgment of the Company, registering such transfer would cause the Company to become subject to registration pursuant to the Exchange Act.

      7.22 INFORMATION REGARDING BENEFICIAL OWNERSHIP. Each Stockholder agrees to promptly provide to the Company any information or representations that the Company may request regarding such holder's beneficial ownership of shares of any class of the Company's capital stock.

      7.23 NO TAX ADVICE. Each Management Stockholder acknowledges that the United States federal, state, local, and other tax consequences to such stockholder of acquiring, holding, and selling or otherwise disposing of its Shares may be affected by an election by such stockholder under Section 83(b) of the Internal Revenue Code of 1986, as amended (an "83(b) ELECTION") with regard to such Shares. Each Management Stockholder understands and acknowledges that
(i) it has not relied on the Company or Purchaser (or any of their affiliates, employees, agents or advisors) with regard to the desirability or manner of making an 83(b) Election and (ii) the Company has urged such stockholder to consult its tax advisor with regard to the desirability and manner of making an 83(b) Election. Each Management Stockholder shall promptly provide the Company with a copy of any 83(b) Elections made by such stockholder with regard to its Shares.

      7.24 AFTER ACQUIRED SHARES. The provisions of this Agreement shall apply to any shares of capital stock of the Company acquired after the date hereof by any party hereto or by any party that agrees to be bound by the terms thereof.

      7.25 NOTICES. Unless otherwise specified herein, all notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (which is confirmed), telex or delivery by an overnight express courier service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid, and otherwise to be sent by first class mail), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                  if to the Company, to:

                  PETCO Animal Supplies, Inc.
                  9125 Rehco Road
                  San Diego, California 92121-2270
                  Attention: James M. Myers, Chief Financial Officer
                  Telephone: (858) 453-7845
                  Facsimile: (858) 657-2085



                  with a copy (which shall not constitute notice) to:

                  Latham & Watkins
                  701 B Street, Suite 2100
                  San Diego, California 92101

                  Attention: Thomas Edwards, Esq.
                  Telephone: (619) 236-1234
                  Facsimile: (619) 696-7419

                  If to any of the Purchaser Parties, to:

                  BD Recapitalization Holdings LLC
                  201 Main Street, Suite 2420
                  Fort Worth, Texas 76102

                  with a copy (which shall not constitute notice) to:

                  Leonard Green & Partners, L.P.
                  11111 Santa Monica Blvd., Suite 2000
                  Los Angeles, California 90025
                  Attention: John G. Danhakl
                  Telephone: (310) 954-0444
                  Facsimile: (310) 954-0404

                  and

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue, Suite 3400
                  Los Angeles, California 90071-3144
                  Attention: Nicholas P. Saggese, Esq.
                  Telephone: (213) 687-5000
                  Facsimile: (213) 687-5600

                  and

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York 10006
                  Attention: David Leinwand, Esq.
                  Telephone: (212) 225-2000
                  Facsimile: (212) 225-3999
                  if to any of the Management Parties, to the address and/or telephone number set forth below such Stockholder's name on the signature pages hereto with a copy (which shall not constitute notice) to:

                  Munger Tolles & Olson LLP
                  355 South Grand Avenue, Suite 3500
                  Los Angeles, California 90071-1560
                  Attention: Simon M. Lorne, Esq.
                  Telephone: (213) 683-9139
                  Facsimile: (213) 683-5139


                  If to any of the Financing Parties, to:

                  TCW/Crescent Mezzanine LLC
                  200 Park Avenue, 22nd Floor
                  New York, NY 10166
                  Attention: Mark Gold
                             John Rocchio

                  with a copy (which shall not constitute notice) to:

                  Trust Company of the West
                  11100 Santa Monica Boulevard, Suite 2000
                  Los Angeles, California 90025
                  Telecopier no.: (310) 235-5967
                  Attention: Jean-Marc Chapus

                  with another copy to (which shall not constitute notice):

                  Pepper Hamilton LLP
                  3000 Two Logan Square
                  18th And Arch Streets
                  Philadelphia, PA 19103-2799
                  Telecopier no.: (215) 981-4750
                  Attention: Cary S. Levinson, Esquire


      7.26 AMENDED OPTION AGREEMENT. Any Employee Stockholder that executes an Amended Option Agreement substantially in the form included in Schedule 7.26 shall be a party to this Agreement and all options to purchase Shares and all Shares issuable upon the exercise of such options shall be subject to the terms of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first set forth above.


                              PETCO ANIMAL SUPPLIES, INC.

                              By:        /s/ JAMES M. MYERS
                                   -----------------------------------
                                   Name: James M. Myers
                                   Title: Senior Vice President and
                                          Chief Financial Officer

                              BD RECAPITALIZATION HOLDINGS LLC


                              GREEN EQUITY INVESTORS III, L.P.,
                              Managing Member

                              By:  GEI Capital III, LLC General Partner


                              By:   /s/ JOHN DANHAKL
                                   -----------------------------------
                                   Name:  John Danhakl
                                   Title: Manager



                              TPG PARTNERS III, L.P.

                              By: TPG GenPar III, L.P. Its General Partner, Managing Member

                              By:  TPG Advisors III, Inc.
                                   its General Partner



                              By:   /s/   JAMES J. O'BRIEN
                                   -----------------------------------
                                   Name:  James J. O'Brien
                                   Title: Vice President

                              MANAGEMENT STOCKHOLDERS

                               /s/ BRIAN K. DEVINE
                              ----------------------------------------
                              Brian K. Devine


                               /s/ WILLIAM W. WOODARD
                              ----------------------------------------
                              William W. Woodard


                               /s/ BRUCE C. HALL
                              ----------------------------------------
                              Bruce C. Hall


                               /s/ JAMES M. MYERS
                              ----------------------------------------
                              James M. Myers


                               /s/ JANET D. MITCHELL
                              ----------------------------------------
                              Janet D. Mitchell

                              TCW LEVERAGED INCOME TRUST, L.P.

                              By: TCW Advisers (Bermuda), Ltd.
                              as its General Partner

                              By:  /s/ MARK L. ATTANASIO
                                   -----------------------------------
                              Name: Mark L. Attanasio
                              Title: Group Managing Director

                              By: TCW Investment Management Company
                              as Investment Advisor

                              By:  /s/ JEAN-MARC CHAPUS
                                   -----------------------------------
                              Name: Jean-Marc Chapus
                              Title: Managing Director

                              TCW LEVERAGED INCOME TRUST II, L.P.

                              By: TCW (LINC II), L.P.
                              as its General Partner

                              By: TCW Advisers (Bermuda), Ltd.
                              its General Partner

                              By:  /s/ MARK L. ATTANASIO
                                   -----------------------------------
                              Name: Mark L. Attanasio
                              Title: Group Managing Director

                              By: TCW Investment Management Company
                              as Investment Adviser

                              By:   /s/ JEAN-MARC CHAPUS
                                   -----------------------------------
                              Name: Jean-Marc Chapus
                              Title: Managing Director

                              TCW LEVERAGED INCOME TRUST IV, L.P.

                              By: TCW Asset Management Company
                              as its Investment Adviser

                              By:   /s/ JEAN-MARC CHAPUS
                                   -----------------------------------
                              Name: Jean-Marc Chapus
                              Title: Managing Director

                              By :  /s/ MARK L. ATTANASIO
                                   -----------------------------------
                              Name: Mark L. Attanasio
                              Title: Group Managing Director

                              By: TCW (LINC IV), L.L.C.
                              as General Partner

                              By: TCW Asset Management Company
                              as its Managing Member

                              By:   /s/ JEAN-MARC CHAPUS
                                   -----------------------------------
                              Name: Jean-Marc Chapus
                              Title: Managing Director

                              By:   /s/ MARK L. ATTANASIO
                                   -----------------------------------
                              Name: Mark L. Attanasio
                              Title: Group Managing Director

                              TCW/CRESCENT MEZZANINE PARTNERS II, L.P.

                              By: TCW/Crescent Mezzanine II, L.P.
                              its General Partner or Managing Member

                              By: TCW/Crescent Mezzanine, L.L.C.
                              its General Partner

                              By:  /s/ JEAN-MARC CHAPUS
                                   -----------------------------------
                              Name: Jean-Marc Chapus
                              Title: Managing Director


                              TCW/CRESCENT MEZZANINE TRUST II

                              By: TCW/Crescent Mezzanine II, L.P.
                              its General Partner or Managing Member

                              By: TCW/Crescent Mezzanine, L.L.C.
                              its General Partner

                              By:   /s/ JEAN-MARC CHAPUS
                                   -----------------------------------
                              Name: Jean-Marc Chapus
                              Title: Managing Director

                                   SCHEDULE I


INITIAL MANAGEMENT STOCKHOLDERS

Brian K. Devine
William W. Woodard
Bruce C. Hall
James M. Myers
Janet D. Mitchell

                                   SCHEDULE II


FINANCING STOCKHOLDERS

TCW Leveraged Income Trust, L.P.
TCW Leveraged Income Trust II, L.P.
TCW Leveraged Income Trust IV, L.P.
TCW/Crescent Mezzanine Partners II, L.P.
TCW/Crescent Mezzanine Trust II

SCHEDULE III


STOCKHOLDER                                  COMMON STOCK    SERIES A PREFERRED STOCK    SERIES B PREFERRED STOCK     WARRANTS
-----------                                  ------------    ------------------------    ------------------------     --------
BD Recapitalization                             708,624              102,308                      72,103                    0
Holdings LLC

Brian K. Devine                                  87,976                    0                           0                    0

William W. Woodard                                8,798                    0                           0                    0

Bruce C. Hall                                    17,595                    0                           0                    0

James M. Myers                                   11,184                    0                           0                    0

Janet D. Mitchell                                 8,798                    0                           0                    0

TCW Leveraged Income Trust, L.P.                  2,460                1,084                         764                6,393

TCW Leveraged Income Trust II, L.P.               2,460                1,084                         764                6,393

TCW Leveraged Income Trust IV, L.P.               2,460                1,084                         764                6,393

TCW/Crescent Mezzanine Partners II, L.P.          9,068                3,996                       2,816               23,560

TCW/Crescent Mezzanine Trust II                   2,200                  970                         684                5,711